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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 RED HAT, INC.,

                              HKS ACQUISITION CO.,

                          HELL'S KITCHEN SYSTEMS, INC.

                                       AND

            THE MAJORITY SHAREHOLDERS OF HELL'S KITCHEN SYSTEMS, INC.





                           Dated as of January 4, 2000




================================================================================

                                TABLE OF CONTENTS



ARTICLE I  DEFINITIONS............................................................................................2
         Section 1.1          DEFINITIONS.........................................................................2
         Section 1.2          GENERAL RULES OF INTERPRETATION....................................................10

ARTICLE II  TRANSACTION AND TERMS OF MERGER......................................................................11
         Section 2.1          SURVIVING CORPORATION..............................................................11
         Section 2.2          EFFECTIVE TIME.....................................................................11
         Section 2.3          CLOSING............................................................................12

ARTICLE III  STATUS AND CONVERSION OF SECURITIES.................................................................12
         Section 3.1          STATUS AND CONVERSION OF SECURITIES................................................12
         Section 3.2          DISSENTER'S RIGHTS.................................................................13
         Section 3.3          ESCROW.............................................................................13
         Section 3.4          EARN-OUT...........................................................................13
         Section 3.5          SECURITIES ACT EXEMPTION; RESTRICTED SECURITIES....................................18
         Section 3.6          SURRENDER AND ISSUANCE OF CERTIFICATES.............................................19

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS...................................................19
         Section 4.1          ORGANIZATION, SUBSISTENCE AND AUTHORITY OF HKS.....................................19
         Section 4.2          ARTICLES OF INCORPORATION; BYLAWS; MINUTE BOOKS....................................20
         Section 4.3          DUE AUTHORIZATION, EXECUTION AND DELIVERY..........................................20
         Section 4.4          TITLE TO SHARES; CAPITALIZATION; ETC...............................................20
         Section 4.5          SUBSIDIARIES AND AFFILIATES........................................................21
         Section 4.6          CONSENTS; NO CONFLICT..............................................................21
         Section 4.7          TAX MATTERS........................................................................22
         Section 4.8          EMPLOYEES, LABOR MATTERS, ETC......................................................23
         Section 4.9          FINANCIAL STATEMENTS...............................................................23
         Section 4.10         CHANGES OF FINANCIAL CONDITION; UNDISCLOSED LIABILITIES............................24
         Section 4.11         REAL PROPERTY......................................................................24
         Section 4.12         TANGIBLE PERSONAL PROPERTY.........................................................25
         Section 4.13         INTENTIONALLY OMITTED..............................................................25
         Section 4.14         INTELLECTUAL PROPERTY..............................................................25
         Section 4.15         BUSINESS CONTRACTS.................................................................28
         Section 4.16         LITIGATION AND CLAIMS..............................................................30
         Section 4.17         COMPLIANCE WITH LAWS AND ORDERS....................................................30
         Section 4.18         EMPLOYEE BENEFITS..................................................................30
         Section 4.19         LICENSES...........................................................................32
         Section 4.20         INSURANCE POLICIES.................................................................32
         Section 4.21         ENVIRONMENTAL MATTERS..............................................................32
         Section 4.22         RELATIONSHIP WITH AFFILIATES.......................................................33
         Section 4.23         BROKERS............................................................................33



         Section 4.24         NO GUARANTEES......................................................................33
         Section 4.25         ACCOUNTS RECEIVABLE; PAYABLES......................................................33
         Section 4.26         BANK ACCOUNTS......................................................................34
         Section 4.27         [Intentionally Omitted.]...........................................................34
         Section 4.28         CUSTOMERS AND SUPPLIERS............................................................34
         Section 4.29         DISCLOSURE.........................................................................34

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGERCO.............................................34
         Section 5.1          ORGANIZATION AND AUTHORITY.........................................................34
         Section 5.2          DUE AUTHORIZATION, EXECUTION AND DELIVERY..........................................35
         Section 5.3          CONSENTS; NO CONFLICT..............................................................35
         Section 5.4          [Intentionally omitted]............................................................35
         Section 5.5          PARENT STOCK.......................................................................35
         Section 5.6          CAPITALIZATION.....................................................................35
         Section 5.7          BROKERS............................................................................36
         Section 5.8          DISCLOSURE.........................................................................36
         Section 5.9          SEC FILINGS........................................................................36

ARTICLE VI  ADDITIONAL AGREEMENTS OF THE SHAREHOLDERS AND HKS....................................................36
         Section 6.1          OPERATION OF BUSINESS..............................................................36
         Section 6.2          ACCESS TO BOOKS AND RECORDS OF BUSINESS............................................37
         Section 6.3          EXCLUSIVITY........................................................................38
         Section 6.4          NO REGISTRATION / LIMITATION ON TRANSFERS..........................................38
         Section 6.5          STOCKHOLDERS'MEETING; PROXY MATERIAL...............................................39

ARTICLE VII  ADDITIONAL AGREEMENTS...............................................................................40
         Section 7.1          CONFIDENTIALITY....................................................................40
         Section 7.2          FURTHER ASSURANCES.................................................................40
         Section 7.3          UPDATING SCHEDULES.................................................................40
         Section 7.4          [Intentionally Omitted]............................................................40
         Section 7.5          EFFORTS TO CLOSE...................................................................41
         Section 7.6          CERTAIN TAX MATTERS................................................................41
         Section 7.7          EMPLOYEES AND BENEFIT PLANS........................................................42

ARTICLE VIII  [INTENTIONALLY OMITTED]............................................................................42

ARTICLE IX  CONDITIONS TO OBLIGATIONS OF THE PARENT AND MERGERCO.................................................43
         Section 9.1          ACCURACY OF REPRESENTATIONS AND WARRANTIES.........................................43
         Section 9.2          PERFORMANCE OF AGREEMENTS..........................................................43
         Section 9.3          [Intentionally omitted.]...........................................................43
         Section 9.4          BRING-DOWN CERTIFICATE.............................................................43
         Section 9.5          HKS'S DOCUMENTS....................................................................43
         Section 9.6          ADVERSE CHANGE.....................................................................44



         Section 9.7          NO ADVERSE PROCEEDINGS.............................................................44
         Section 9.8          OTHER ASSURANCES...................................................................44
         Section 9.9          CONSENTS AND APPROVALS.............................................................44
         Section 9.10         OPINION OF HKS'S COUNSEL...........................................................45
         Section 9.11         DELIVERY OF SHARES; DISSENTER'S RIGHTS.............................................45
         Section 9.12         RESIGNATION OF OFFICERS AND DIRECTORS..............................................45
         Section 9.13         AFFILIATES TRANSACTIONS............................................................45
         Section 9.14         DELIVERY OF ESCROW AGREEMENT.......................................................45
         Section 9.15         DELIVERY OF INVESTMENT REPRESENTATION LETTERS......................................45
         Section 9.16         DELIVERY OF LOCK-UP AGREEMENT......................................................46
         Section 9.17         DELIVERY OF REGISTRATION RIGHTS AGREEMENT..........................................46
         Section 9.18         DELIVERY OF NON-COMPETITION AGREEMENTS.............................................46
         Section 9.19         WARRANTS, OPTIONS AND SHARE RIGHTS.................................................46
         Section 9.20         TRANSFER OF EMPLOYEES TO PARENT HEADQUARTERS.......................................46
         Section 9.21         APPROVAL...........................................................................46
         Section 9.22         TERMINATION OF EMPLOYMENT AGREEMENTS...............................................47

ARTICLE X  CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS AND HKS.................................................47
         Section 10.1         ACCURACY OF REPRESENTATIONS AND WARRANTIES.........................................47
         Section 10.2         PERFORMANCE OF AGREEMENTS..........................................................47
         Section 10.3         [Intentionally omitted]............................................................47
         Section 10.4         BRING-DOWN CERTIFICATE.............................................................47
         Section 10.5         THE PARENT'S DOCUMENTS.............................................................47
         Section 10.6         OPINION OF THE PARENT'S COUNSEL....................................................48
         Section 10.7         NO ADVERSE PROCEEDINGS.............................................................48
         Section 10.8         OTHER ASSURANCES...................................................................48
         Section 10.9         CONSENTS AND APPROVALS.............................................................49
         Section 10.10        DELIVERY OF ESCROW AGREEMENT.......................................................49
         Section 10.11        DELIVERY OF REGISTRATION RIGHTS AGREEMENT..........................................49

ARTICLE XI  SURVIVAL AND INDEMNIFICATION.........................................................................49
         Section 11.1         SURVIVAL...........................................................................49
         Section 11.2         INDEMNIFICATION BY THE SHAREHOLDERS................................................49
         Section 11.3         INDEMNIFICATION BY THE PARENT......................................................50
         Section 11.4         METHOD OF ASSERTING CLAIMS.........................................................50
         Section 11.5         CONTINUED LIABILITY FOR INDEMNITY CLAIMS...........................................52
         Section 11.6         LIMITATIONS ON INDEMNIFICATION.....................................................52
         Section 11.7         EXCLUSIVE REMEDIES.................................................................54
         Section 11.8         TIME LIMITS ON CLAIMS..............................................................54

ARTICLE XII  TERMINATION.........................................................................................55

         Section 12.1         GROUNDS FOR TERMINATION............................................................55
         Section 12.2         EFFECT OF TERMINATION..............................................................55
         Section 12.3         TERMINATION FOR BREACH.............................................................55




ARTICLE XIII  MISCELLANEOUS......................................................................................56
         Section 13.1         NOTICES............................................................................56
         Section 13.2         FEES AND EXPENSES..................................................................57
         Section 13.3         PUBLIC ANNOUNCEMENTS...............................................................57
         Section 13.4         TAX CONSEQUENCES...................................................................58
         Section 13.5         ENTIRE AGREEMENT...................................................................58
         Section 13.6         WAIVER; REMEDIES...................................................................58
         Section 13.7         AMENDMENT..........................................................................58
         Section 13.8         BENEFITS AND BINDING EFFECT........................................................58
         Section 13.9         CAPTIONS...........................................................................59
         Section 13.10        EXHIBITS AND SCHEDULES.............................................................59
         Section 13.11        GOVERNING LAW......................................................................59
         Section 13.12        ARBITRATION........................................................................59
         Section 13.13        COUNTERPARTS.......................................................................60
         Section 13.14        SEVERABILITY.......................................................................60
         Section 13.15        NO THIRD PARTY BENEFICIARY.........................................................60


                                    EXHIBITS

Exhibit A -- Articles of Merger
Exhibit B -- Shareholders' Bring-Down Certificate
Exhibit C -- HKS Secretary's Certificate
Exhibit D -- Thorp, Reed & Armstrong, LLP Opinion Letter
Exhibit E -- Escrow Agreement
Exhibit F -- Parent's Bring-Down Certificate
Exhibit G -- Parent Secretary's Certificate
Exhibit H -- Moore & Van Allen, PLLC Opinion Letter
Exhibit I -- Investor Representation Letter and Related Appendices Exhibit J -- Registration Rights Agreement
Exhibit K -- Lock-Up Agreement
Exhibit L -- Non-Competition Agreement

                                    SCHEDULES

Schedule 1.1 -- Existing Indebtedness
Schedule 3.1(b) -- Division of Merger Consideration
Schedule 4.1 -- Qualifications to do Business
Schedule 4.4(a) -- Other Holders and Other Holders' Shares
Schedule 4.4(b) -- Authorized and Issued Capital Stock of HKS
Schedule 4.6 -- HKS's Consents and Approvals
Schedule 4.7 -- Tax Matters
Schedule 4.8 -- Labor Matters
Schedule 4.9 -- Financial Statements
Schedule 4.10(a) -- Adverse Change
Schedule 4.10(b) -- Undisclosed Liabilities
Schedule 4.11(a) -- Owned and Leased Real Property
Schedule 4.11(b) -- Title Exceptions
Schedule 4.11(d) -- Condition of Improvements
Schedule 4.12 -- Tangible Personal Property Liens
Schedule 4.14(a) -- Material Intellectual Property
Schedule 4.14(c) -- Registered Intellectual Property
Schedule 4.14(d) -- Third Party Intellectual Property
Schedule 4.15 -- Business Contracts
Schedule 4.16 -- Litigation
Schedule 4.17 -- Violations of Law
Schedule 4.18(a) -- Benefit Plans
Schedule 4.18(b) -- Benefit Plans Compliance
Schedule 4.18(c) -- Benefit Plan Filings
Schedule 4.19 -- Licenses
Schedule 4.20 -- Insurance Policies
Schedule 4.21(a) -- Environmental Matters Compliance
Schedule 4.21(b) -- Environmental Contaminations
Schedule 4.22 -- Affiliate Transactions
Schedule 4.24 -- Guarantees
Schedule 4.25 -- Accounts Receivable
Schedule 4.26 -- Bank Accounts
Schedule 4.28 -- Customers and Suppliers
Schedule 5.3 -- Parent's Consents and Approvals

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), is made and entered into as of the 4th day of January, 2000 by and among

         HELL'S KITCHEN SYSTEMS, INC., a Pennsylvania corporation ("HKS"),

         L. TODD MASCO, a resident of Pittsburgh, Pennsylvania, and LAWRENCE J. WEIDMAN, a resident of Pittsburgh, Pennsylvania, being the holders of a majority of the capital stock of HKS (L. Todd Masco and Lawrence J. Weidman are sometimes hereinafter referred to individually as a "SHAREHOLDER" and collectively as the "SHAREHOLDERS"),

         HKS ACQUISITION CO., a Pennsylvania corporation ("MERGERCO"), and

         RED HAT, INC., a Delaware corporation which owns all of the issued and outstanding capital stock of MergerCo. (the "PARENT").

                                    RECITALS:

         A. The Shareholders own in the aggregate the following number and percentage of the issued and outstanding shares of capital stock of HKS (together with the issued and outstanding shares of capital stock of HKS owned by the Other Holders as listed on EXHIBIT A, collectively, the "SHARES").


                                                      Number of              Percentage of Issued and
                           Name                         Shares                   Outstanding Shares
                           ----                         ------                   ------------------

                  L. Todd Masco                        442,380                          30.69%
                  Lawrence J. Weidman                  469,234                          32.56%


         B. HKS is engaged in the business of developing and marketing payment processing software for Linux and Unix and in providing support and other services related to such software, and has a headquarters in Pittsburgh, Pennsylvania (the "BUSINESS").

         C. The Shareholders, HKS, the Parent and the board of directors and sole Shareholder of MergerCo have approved the merger of MergerCo with and into HKS (the "MERGER"), upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1       DEFINITIONS.

         As used in this Agreement, the following defined terms have the meanings indicated below:

         "ADDITIONAL CONSIDERATION" has the meaning set forth in Section 3.4.

         "AFFILIATE" of a Person or entity means a Person or entity that, directly or indirectly through one or more intermediates, controls, is controlled by, or is under common control with, the first Person or entity. "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person or entity, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise. For purposes of any Benefit Plan, including any Multiemployer Plan, Affiliate means any Person, trade or business (whether or not incorporated) which, together with HKS, is treated as a single employer under Section 414(b),
(c), (m) or (o) of the Code.

         "ARBITRATOR" has the meaning set forth in Section 3.4

         "ARTICLES OF MERGER" has the meaning set forth in Section 2.3(b).

         "ASSETS" means all rights, titles and interests in, to and under all of the properties, assets, rights, claims and Contracts of every kind, character and description owned or held by HKS, whether real, personal or mixed, tangible or intangible (including goodwill), and whether now owned or hereafter acquired, including, without limitation, all assets reflected on the Interim Balance Sheet, as the same may exist on the Closing Date.

         "BENEFIT PLAN" means any Plan established by HKS, or any predecessor or Affiliate of HKS, existing at the Closing or prior thereto, to which HKS or any Affiliate contributes or has contributed on behalf of any present or former Employee, officer, director, independent contractor or consultant (in each case rendering services to HKS) or under which any such Person or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

         "BOARD OF ARBITRATION" has the meaning set forth in Section 13.12.

         "BUSINESS" has the meaning set forth in Recital B.

         "BUSINESS DAY" means any day which is not a Saturday, Sunday or legal holiday in Research Triangle Park, North Carolina.

         "BUSINESS RELATIONSHIP" - An Employee Shareholder shall be deemed to have a Business Relationship with the Parent or HKS so long as such Employee Shareholder maintains continuous service to such Person as an employee, officer, director or consultant.

         "CCVS" means the HKS product "Credit Card Verification System."

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

         "CERCLIS" means the federal Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5.

         "CLAIM" means any Liens, restrictions, vesting agreements, proxies, options, rights of first refusal, contracted rights or other interests.

         "CLAIM NOTICE PERIOD" has the meaning set forth in Section 11.4(b).

         "CLOSING" has the meaning set forth in Section 2.3(a).

         "CLOSING DATE" has the meaning set forth in Section 2.3(a).

         "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "CONFIDENTIAL INFORMATION" has the meaning set forth in Section 7.1.

         "CONTRACT" means any contract, agreement, license agreement, lease, assignment, purchase agreement, indenture, mortgage, instrument of indebtedness, security agreement, guaranty, purchase order, sales order, or distribution agreement.

         "CUMULATIVE MERCHANT COUNT TARGET" has the meaning set forth in Section 3.4.

         "DISABILITY" - An Employee Shareholder shall be deemed to have a "Disability" if, for physical or mental reasons, the Employee Shareholder is unable to render services in accordance with the material terms or requirements of his or her Business Relationship with HKS or Red Hat for 120 consecutive days, or 180 days during any twelve (12) month period, as determined in accordance with this definition. The Disability of the Employee Shareholder shall be determined by a medical doctor selected by written agreement of Red Hat or HKS (as the case may be) and the Employee Shareholder upon the request of either party by notice to the other. If Red Hat or HKS (as the case may be) and the Employee Shareholder cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two medical doctors so selected will select a third medical doctor who will determine whether the Employee Shareholder has a Disability. The determination of Disability under this definition will be binding on both parties. The Employee Shareholder must submit to a reasonable number of examinations by the medical doctor making the determination of Disability under this definition, and the Employee

Shareholder must authorize the disclosure and release to Red Hat or HKS (as the case may be) of such determination and all supporting medical records. If the Employee Shareholder is not legally competent, the Employee Shareholder's legal guardian or duly authorized attorney-in-fact will act in the Employee Shareholder's stead, under this definition, for the purposes of submitting the Employee Shareholder to the examinations and providing the authorization of disclosure as required under this definition.

         "DISPUTED MATTERS" has the meaning set forth in Section 3.4.

         "EARN-OUT PORTION" has the meaning set forth in Section 3.4.

         "EFFECTIVE TIME" has the meaning set forth in Section 2.2.

         "EMPLOYEE" means each full-time employee of HKS.

         "EMPLOYEE INCENTIVE PORTION" has the meaning set forth in Section 3.4.

         "EMPLOYEE SHAREHOLDER" has the meaning set forth in Section 3.4

         "EMPLOYEE SHAREHOLDER PORTION" has the meaning set forth in Section 3.4

         "ENVIRONMENTAL LAW" means all Laws and Orders concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, groundwater, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes including, without limitation, CERCLA, the Resource Conservation and Recovery Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and the Occupational Safety and Health Act, as amended, and similar state and local laws, rules and regulations.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ESCROW AGREEMENT" has the meaning set forth in Section 9.14.

         "EXISTING INDEBTEDNESS" means the Indebtedness of HKS evidenced by the instruments and agreements set forth in SCHEDULE 1.1.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 4.9.

         "FOR CAUSE" means (a) an Employee Shareholder's breach of any Non-Competition Agreement entered into as of the Closing Date between such Employee Shareholder, HKS and Red Hat; (b) an Employee Shareholder's substantial and continuing failure, after five (5) days written notice thereof, to render services in accordance with the material terms or requirements or his or her Business Relationship with HKS or Red Hat, or an Employee Shareholder's gross negligence or willful misconduct in rendering such services; (c) an Employee Shareholder's appropriation (or undisputed attempted appropriation) of a material business opportunity of HKS or Red Hat, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of HKS or Red Hat; (d) the misappropriation (or undisputed attempted misappropriation) of any of HKS's or Red Hat's funds or material property; (e) the final and non-appealable conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment and which, in the reasonable judgment of the board of directors of Red Hat, has a material adverse effect on the business or reputation of Red Hat or HKS.

         "FOR GOOD REASON" means any of the following: (a) the assignment of Lawrence J. Weidman without his consent to responsibilities or duties of a materially lesser status or degree of responsibility than his responsibilities or duties as of the Closing Date, if such action does not serve a reasonable business purpose of Red Hat; (b) a decrease in Lawrence J. Weidman's or L. Todd Masco's respective salaries below the level set forth opposite Lawrence J. Weidman's and L. Todd Masco's names set forth on SCHEDULE 1.1, except pursuant to a change in the compensation structure, policies or practices of Red Hat; or
(c) the requirement by HKS or Red Hat that an Employee Shareholder (other than Lawrence J. Weidman) be based anywhere other than the metropolitan Research Triangle Park, North Carolina area within six (6) months following the Closing Date, and, with respect to Lawrence J. Weidman, Pittsburgh, Pennsylvania within eighteen (18) months following the Closing Date, in any case without such Employee Shareholder's or Lawrence J. Weidman's consent, as applicable.

         "FORM 10-Q" has the meaning set forth in Section 5.9.

         "GAAP" means United States generally accepted accounting principles, consistently applied.

         "GOVERNMENTAL AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

         "HAZARDOUS MATERIALS" means (A) any petroleum or petroleum products, flammable or explosive materials, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority under any Environmental Law.

         "HKS" has the meaning set forth in the preamble to this Agreement.

         "HKS COMMON STOCK" means the common stock, no par value, of HKS.

         "INCOME TAXES" means all Taxes relating to income, profits, gross receipts, net worth or capital.

         "INDEBTEDNESS" shall mean as to any Person: (i) indebtedness of such person for borrowed money (including principal and accrued interest thereof), as evidenced by bonds, notes, debentures, or similar instruments, or obligations to reimburse letters of credit; and (ii) indebtedness of others of the type described in clause (i) above guaranteed by such Person or secured by Liens on the property of such Person, whether or not the obligation so secured has been assumed by such Person.

         "INDEMNIFIED PARTY" means any Person claiming indemnification under any provision of Article XI hereof or such Person's authorized representative.

         "INDEMNIFYING PARTY" means any Person against whom a claim for indemnification is being asserted under any provision of Article XI.

         "INDEMNITY NOTICE" has the meaning set forth in Section 11.4(b).

         "INDEMNITY RESPONSE PERIOD" has the meaning set forth in
Section 11.4(b).

         "INITIAL STOCK AMOUNT" has the meaning set forth in Section 3.1(a).

         "INSURANCE POLICIES" means all casualty, liability or other policies of insurance of HKS.

         "INTELLECTUAL PROPERTY" has the meaning set forth in Section 4.14(g).

         "INTERIM BALANCE SHEET" has the meaning set forth in Section 4.9(b).

         "INTERIM INCOME STATEMENT" has the meaning set forth in Section 4.9(b).

         "IRS" means the United States Internal Revenue Service.

         "KNOWLEDGE" and "KNOWN" -- An individual will be deemed to have "Knowledge" of a particular fact or matter, and a particular fact or matter will be deemed to be "Known" to an individual, if:

                  (a) such individual is actually aware of such fact or matter;
         or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or matter.

         "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

         "LIABILITIES" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent or fixed, whether due or to become due).

         "LICENSES" means all licenses, permits, certificates of authority, variances, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Authority.

         "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

         "LINUX" means the computer software comprising the operating system known as Linux.

         "LOCK-UP AGREEMENT" has the meaning set forth in Section 9.16.

         "LOSSES" means, for purposes of Article XI hereof, any and all damages, fines, costs, fees, penalties, deficiencies, losses, amounts paid in settlement and expenses (including, without limitation, interest, court costs, reasonable fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

         "MAXIMUM INDEMNITY AMOUNT" has the meaning set forth in
Section 11.6(c).

         "MERCHANT COUNT" means the total cumulative number of merchants, net of any trial or temporary merchant accounts, who have purchased HKS's CCVS (or any successor product).

         "MERCHANT COUNT CERTIFICATION" has the meaning set forth in
Section 3.4.

         "MERGER" has the meaning set forth in Recital C.

         "MERGER CONSIDERATION" has the meaning set forth in Section 3.1(b).

         "MERGERCO" has the meaning set forth in the preamble to this Agreement.

         "MULTIEMPLOYER PLAN" has the meaning set forth in Section 4.18(i).

         "NON-COMPETITION AGREEMENT" has the meaning set forth in Section 9.18.

         "NON-EMPLOYEE SHAREHOLDER PORTION" has the meaning set forth in
Section 3.4

         "NOTICE OF DISAGREEMENT" has the meaning set forth in Section 3.4.

         "NPL" means the National Priorities List under CERCLA.

         "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each such case, whether preliminary or final).

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice.

         "OTHER HOLDERS" has the meaning set forth in Section 1.2(j).

         "PARENT" has the meaning set forth in the preamble to this Agreement.

         "PARENT STOCK" means the Parent's common stock, par value $.0001 per share.

         "PBCL" has the meaning set forth in Section 2.1(a).

         "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

         "PENSION BENEFIT PLAN" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

         "PERMITTED LIEN" means (i) any Lien for ad valorem Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or recorded easements, covenants or other restrictions which individually or in the aggregate with other such items could not reasonably be expected to have a material adverse effect on the marketability of title to the Assets of the Business.

         "PERSON" means any natural person, corporation, general partnership, limited partnership, proprietorship, limited liability company, joint venture, other business organization, trust, union, association or Governmental Authority.

         "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock purchase, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation, unemployment or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" as defined in Section 3(3) of ERISA.

         "PPM" has the meaning set forth in Section 6.5.

         "PROSPECTUS" has the meaning set forth in Section 5.9.

         "PROXY STATEMENT" has the meaning set forth in Section 6.5.

         "QUALIFIED PLAN" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

         "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in
Section 9.17.

         "REGISTRATIONS" has the meaning set forth in Section 4.14(c).

         "RELEASE" has the meaning set forth in Section 101(22) of CERCLA, 42 U.S.C. Section 9601(22).

         "REPRESENTATIVES" has the meaning set forth in Section 6.2.

         "RULES OF ARBITRATION" has the meaning set forth in Section 13.12.

         "SEC" shall have the meaning set forth in Section 5.9.

         "SECURITIES ACT" has the meaning set forth in Section 6.4.

         "SHAREHOLDERS" has the meaning set forth in the preamble to this Agreement.

         "SHARES" has the meaning set forth in Recital A.

         "SPECIAL MEETING" has the meaning set forth in Section 6.5.

         "STOCK ESCROW DEPOSIT" has the meaning set forth in Section 3.3.

         "SURVIVING CORPORATION" has the meaning set forth in Section 2.1(a).

         "TAX" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURNS" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 11.4(a).

         "THIRD PARTY CLAIM NOTICE" has the meaning set forth in
Section 11.4(a).

         "THIRD PARTY CLAIM NOTICE PERIOD" has the meaning set forth in
Section 11.4(a).

         "THIRD PARTY CLAIM RESPONSE PERIOD" has the meaning set forth in
Section 11.4(a).

         "THRESHOLD AMOUNT" has the meaning set forth in Section 11.6(b).

         "TREASURY REGULATIONS" means the regulations prescribed under the Code.

         "UNIX" means the computer software comprising the operating system known as Unix.

         "UPDATE PERIOD" has the meaning set forth in Section 7.3.

         "YEAR 2000 COMPLIANT" has the meaning set forth in Section 4.14(f).

         "YEAR-END FINANCIAL STATEMENTS" has the meaning set forth in
Section 4.9(a).

         SECTION 1.2 GENERAL RULES OF INTERPRETATION.

         Except as otherwise expressly provided herein, the following rules of interpretation shall apply to this Agreement:

         (a) the singular includes the plural and the plural includes the singular;

         (b)      the word "or" is not exclusive;

         (c) a reference to a governmental rule includes any amendment or modification of such governmental rule and all regulations, rulings and other governmental rules promulgated under such governmental rule;

         (d) a reference to a Person includes that Person's permitted successors and assigns;

         (e) except as expressly modified, accounting terms have the meanings assigned to them by GAAP, as consistently applied by the accounting entity to which they refer;

         (f) the words "include," "includes" and "including" are not limiting;

         (g) references to any document or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time;

         (h) the words "hereof," "herein" and "hereunder" and words of similar import refer to the Agreement as a whole and not to any particular provision, unless otherwise indicated;

         (i) references to "days" shall mean calendar days, unless otherwise indicated; and

         (j) the words "pro rata," when used in connection with the Shareholders and the other holders of the HKS Common Stock (collectively, the "OTHER HOLDERS") refer to the proportionate holdings of HKS Common Stock by the Shareholders and the Other Holders immediately prior to the Effective Time.

                                   ARTICLE II

                         TRANSACTION AND TERMS OF MERGER

         SECTION  2.1 SURVIVING CORPORATION.

                  (a) At the Effective Time and in accordance with the provisions of this Agreement and the Pennsylvania Business Corporation Law (the "PBCL"), MergerCo shall be merged with and into HKS and shall cease to exist. HKS shall be the surviving corporation in the Merger (hereinafter sometimes called the "SURVIVING CORPORATION"), shall continue its corporate existence under the laws of the Commonwealth of Pennsylvania, and shall succeed to all rights, privileges, powers, franchises, assets, liabilities and obligations of HKS and MergerCo in accordance with the provisions of the PBCL.

                  (b) The Articles of Incorporation of HKS as in effect at the Effective Time and as amended by the Articles of Merger, shall continue in effect as the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law. The by-laws of MergerCo, as in effect at the Effective Time, shall be the by-laws of the Surviving Corporation, until amended as therein provided.

                  (c) The officers and directors of MergerCo at the Effective Time shall be the officers and directors of the Surviving Corporation, each to hold office in accordance with the terms of the Articles of Incorporation and by-laws of the Surviving Corporation.

         SECTION  2.2 EFFECTIVE TIME.

         The Merger shall become effective at the time of the filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania (or at such later time as shall be agreed to by HKS and MergerCo and as shall be set forth in the Articles of Merger) in accordance with the PBCL, which Articles of Merger shall be so filed at the time of the Closing. The date and time when the Merger becomes effective are herein referred to as the "EFFECTIVE TIME."

         SECTION  2.3 CLOSING.

                  (a) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 12.1, the closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at the offices of Moore & Van Allen, PLLC, One Hannover Square, Suite 1700, Raleigh, North Carolina 27601 at 10:00 a.m. on January 6, 2000 or at such other place, time and date or by such other means as the parties may mutually agree. The date and time of such Closing are herein referred to as the "CLOSING DATE."

                  (b) At the Closing, HKS and MergerCo shall execute Articles of Merger substantially in the form of EXHIBIT A hereto (the "ARTICLES OF MERGER") and cause the Articles of Merger to be delivered for filing and recordation with the Secretary of Commonwealth of the Commonwealth of Pennsylvania in accordance with the PBCL.

                                   ARTICLE III

                       STATUS AND CONVERSION OF SECURITIES

         SECTION  3.1 STATUS AND CONVERSION OF SECURITIES.

At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof the shares, of the constituent corporations shall be converted as follows:

                  (a) Each share of HKS Common Stock, if any, which is being held by HKS as treasury shares shall be canceled and retired without any payment therefor.

                  (b) Each share of HKS Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for (i) the right to receive that number of shares of Parent Stock (rounded up or down to the nearest whole share) (the "MERGER CONSIDERATION") calculated by dividing (A) the difference between (x) $21,000,000 and (y) the amount of Existing Indebtedness outstanding as of the Closing Date and any obligations of HKS for Income Taxes payable for periods ending immediately prior to the Closing Date by (B) $43.932815 (which amount reflects that certain 2-for-1 stock split with a record date of December 27, 1999 declared by the Parent), subject to the requirement that a portion of such shares be retained by the Parent as the Stock Escrow Deposit as provided in Section 3.3, and (ii) the right to receive the Additional Consideration as set forth in Section 3.4, in each case divided by the number of shares of HKS Common Stock issued and outstanding as of the Closing Date, in accordance with SCHEDULE 3.1(b).

                  (c) Each share of common stock, par value $0.01 per share, of MergerCo outstanding immediately prior to the Effective Time shall be converted into one (1) fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (d) At the Effective Time, all rights in respect of outstanding shares of HKS Common Stock shall cease to exist, other than
         (i) the right to receive the Parent Stock as provided in this Article III and (ii) the right to receive the Additional Consideration.

         SECTION  3.2 DISSENTER'S RIGHTS.

         Each of the Shareholders agrees that he will not seek to assert dissenters' rights to which such Shareholder would be entitled under applicable provisions of the PBCL.

         SECTION  3.3 ESCROW.

         At the Closing, the Shareholders and the Other Holders will place in escrow shares of Parent Stock equal to ten percent (10%) of the Merger Consideration pursuant to Section 3.1(b) (the "STOCK ESCROW DEPOSIT"), and such shares shall be held in escrow pursuant to the Escrow Agreement.

         SECTION  3.4 EARN-OUT.

         The Shareholders and the Other Holders shall be entitled to receive, on a pro rata basis, additional merger consideration (the "ADDITIONAL CONSIDERATION") as follows:

                  (a) MAXIMUM ADDITIONAL CONSIDERATION. The maximum amount of Additional Consideration (the "MAXIMUM ADDITIONAL CONSIDERATION") shall be that number of shares of Parent Stock (rounded up or down to the nearest whole share) calculated by dividing (A) $14,000,000 by (B) $43.932815.

                  (b) EMPLOYEE SHAREHOLDERS. Each Shareholder and each Other Holder who remains employed by HKS or Red Hat on a full-time basis following the Closing (each an "EMPLOYEE SHAREHOLDER") may earn up to one hundred percent (100%) of his or her pro rata portion of the Maximum Additional Consideration (the portion of the Maximum Additional Consideration which may be collectively obtained by Employee Shareholders is hereinafter referred to as the "EMPLOYEE SHAREHOLDER PORTION") as follows:

                           (i) Such Employee Shareholder may earn up to
                  seventy-five percent (75%) of his pro rata share of the Employee Shareholder Portion (the "EMPLOYMENT INCENTIVE PORTION") by continuing in the full-time employment of HKS or Red Hat for three (3) full years following the Closing Date. The Employment Incentive Portion shall be payable in accordance with paragraph (e)(i) below. Any Employee Shareholder whose employment is terminated by HKS or Red Hat (as the case may be) prior to or on the third anniversary of the Closing Date other than For Cause, or any Employee Shareholder who terminates his employment For Good Reason prior to or on the third anniversary of the Closing Date, shall be entitled to receive his full pro rata share of the Employment Incentive Portion promptly upon such termination. Any Employee Shareholder whose employment is terminated as a result of death or Disability shall be entitled (or, in the case of death, his personal representative shall be entitled) to receive twenty-five percent (25%) of his pro rata share of the Employment Incentive Portion, in installments corresponding (but only with respect to such twenty-five percent (25%)) to the installment payment provisions of paragraph (e)(i) below; and

                           (ii) Such Employee Shareholder may earn up to
                  twenty-five percent (25%) of his pro rata share of the Employee Shareholder Portion (the "EARN-OUT PORTION") if HKS achieves a cumulative Merchant Count of 500,000 merchants no later than December 31, 2002 (the "CUMULATIVE MERCHANT COUNT TARGET"). The Earn-Out Portion shall be payable in accordance with paragraph (e)(ii) below.

                  (c) OTHER HOLDERS NOT EMPLOYEE SHAREHOLDERS. Each Other Holder who is not an Employee Shareholder may earn up to one hundred percent (100%) of his or her pro rata portion of the Maximum Additional Consideration (the portion of the Maximum Additional Consideration which may be collectively obtained by Other Holders who are not Employee Shareholders is hereinafter referred to as the "NON-EMPLOYEE SHAREHOLDER PORTION") if HKS achieves a cumulative Merchant Count of 500,000 merchants no later than December 31, 2002. The Non-Employee Shareholder Portion shall be payable in accordance with paragraph (f) below.

                  (d) DETERMINATION DATES FOR MERCHANT COUNT. Within ninety (90) days after December 31 of each of the years 2000, 2001 and 2002, the Parent shall deliver to each of the Shareholders a certificate, together with calculations and reasonable supporting documentation with respect thereto (a "MERCHANT COUNT CERTIFICATION"), setting forth the Parent's calculation of HKS's Merchant Count for (i) the one (1) year period then ended as of December 31, 2000, (ii) the one (1) year period then ended as of December 31, 2001, and (iii) the one (1) year period then ended as of December 31, 2002.

                           Each such Merchant Count shall become final and binding on the parties unless the Shareholders give written notice of a disagreement (a "NOTICE OF DISAGREEMENT") to the Parent within fifteen
         (15) days after their receipt of a Merchant Count Certification. If a Notice of Disagreement is given by the Shareholders, then the Merchant Count determination shall become final and binding upon the parties on the earlier of (1) the date the parties hereto resolve in writing any differences they may have with respect to any matter specified in such Notice of Disagreement and (2) the date any Disputed Matters (as hereinafter defined) are finally resolved in writing by the Arbitrator (as hereinafter defined). Any such Notice of Disagreement shall state in reasonable detail the nature of any disagreement so asserted and the amount in dispute. During a period of ten (10) Business Days following the receipt by the Parent of a Notice of Disagreement, the Parent and the Shareholders shall attempt to resolve in writing any differences that they may have with respect to any matter specified in the Notice of Disagreement. If at the end of such ten (10) Business-Day period, the Parent and the Shareholders have failed to reach written agreement with respect to all such matters, then all such matters as specified in any Notice of Disagreement as to which such written agreement has not been reached (the "DISPUTED MATTERS") shall be submitted to and reviewed by an arbitrator ("ARBITRATOR"), which shall be an independent accounting firm which is a member of the Private Companies Section of the Division of Firms of the American Institute of Certified Public Accountants having an office in the metropolitan Research Triangle Park, North Carolina area, and having no other relationship with any party hereto during the past five (5) years. The identity of the Arbitrator shall be determined mutually by the Parent and the Shareholders, and if the Parent and the Shareholders cannot agree as to the selection of the Arbitrator, then each of them shall select one nominee and the parties shall choose the Arbitrator by lot. The Arbitrator shall consider only the Disputed Matters and shall be instructed to act promptly to resolve all Disputed Matters and its decision shall be final and binding upon the Parent and the Shareholders. The fees and expenses of the Arbitrator with respect to all Disputed Matters shall be allocated between the Parent and the Shareholders in the same proportion that the aggregate amount of all Disputed Matters is resolved by the Arbitrator in favor of or against the Parent and the Shareholders

                  (e) PAYMENT OF ADDITIONAL CONSIDERATION / EMPLOYEE
         SHAREHOLDERS.

                           (i) EMPLOYMENT INCENTIVE PORTION.  Subject to
                  paragraph (b)(i) above:

                                    (A) Within fifteen (15) days following the
                           first anniversary of the Closing Date the Parent shall issue to the Employee Shareholders, on a pro rata basis, the first twenty-two and one-half percent (22.5%) of the Employment Incentive Portion.

                                    (B) On each successive April 1, July 1,
                           October 1 and January 1 (or if such date is not a Business Day, then on the next succeeding Business
                           Day) over the two (2) year period between the first and third anniversaries of the Closing Date, the Parent shall issue to the Employee Shareholders, on a pro rata basis, the remaining fifty-two and one-half percent (52.5%) of the Employment Incentive Portion in eight (8) equal installments.

                           (ii) EARN-OUT PORTION. No later than fifteen (15)
                  days after the final determination of HKS's Merchant Count for each of the one (1) year periods ended as of December 31, 2000, December 31, 2001, and December 31, 2002, the Parent shall issue to the Employee Shareholders, on a pro rata basis, a percentage of the Earn-Out Portion equivalent to the percentage of the Cumulative Merchant Count Target achieved by HKS for each of such one (1) year periods (up to a maximum of the number of shares represented by the Earn-Out Portion). For example:

                                    HYPOTHETICAL
                                    EXAMPLE  1.    If the Merchant Count is
                                                   100,000 as of December 31,
                                                   2000, the Employee
                                                   Shareholders (considered
                                                   collectively) would be
                                                   entitled to receive twenty
                                                   percent (20%) of the Earn-Out
                                                   Portion. If the Merchant
                                                   Count is 300,000 as of
                                                   December 31, 2001, the
                                                   Employee Shareholders
                                                   (considered collectively)
                                                   would be entitled to receive
                                                   an additional forty percent
                                                   (40%) of the Earn-Out
                                                   Portion. If the Merchant
                                                   Count is 500,000 as of
                                                   December 31, 2002, the
                                                   Employee Shareholders
                                                   (considered collectively)
                                                   would be entitled to receive
                                                   the remaining forty percent
                                                   (40%) of the Earn-Out
                                                   Portion.

                                    HYPOTHETICAL
                                    EXAMPLE  2.    If the Merchant Count is
                                                   400,000 as of December 31,
                                                   2000, the Employee
                                                   Shareholders (considered
                                                   collectively) would be
                                                   entitled to receive eighty
                                                   percent (80%) of the Earn-Out
                                                   Portion. If the Merchant
                                                   Count is 500,000 as of
                                                   December 31, 2001, the
                                                   Employee Shareholders
                                                   (considered collectively)
                                                   would be entitled to receive
                                                   the remaining twenty percent
                                                   (20%) of the Earn-Out
                                                   Portion. No part of the
                                                   Earn-Out Portion would be
                                                   payable for any periods after
                                                   December 31, 2001.

                                    HYPOTHETICAL
                                    EXAMPLE  3.    If the Merchant Count is
                                                   500,000 as of December 31,
                                                   2000, the Employee
                                                   Shareholders (considered
                                                   collectively) would be
                                                   entitled to receive one
                                                   hundred percent (100%) of the
                                                   Earn-Out Portion. No
                                                   Additional Consideration
                                                   would be payable for any
                                                   periods after December 31,
                                                   2000.

                                    HYPOTHETICAL
                                    EXAMPLE  4.    If the Merchant Count is
                                                   100,000 as of December 31,
                                                   2000, the Employee
                                                   Shareholders (considered
                                                   collectively) would be
                                                   entitled to receive twenty
                                                   percent (20%) of the Earn-Out
                                                   Portion. If the Merchant
                                                   Count is 200,000 as of
                                                   December 31, 2001, the
                                                   Employee Shareholders
                                                   (considered collectively)
                                                   would be entitled to receive
                                                   an additional twenty percent
                                                   (20%) of the Earn-Out
                                                   Portion. If the Merchant
                                                   Count is 300,000 as of
                                                   December 31, 2002, the
                                                   Employee Shareholders
                                                   (considered collectively)
                                                   would be entitled to receive
                                                   an additional twenty percent
                                                   (20%) of the Earn-Out
                                                   Portion. The Employee
                                                   Shareholders would not be
                                                   entitled to receive any other
                                                   Additional Consideration.

                  (f) PAYMENT OF ADDITIONAL CONSIDERATION / OTHER HOLDERS NOT EMPLOYEE SHAREHOLDERS. No later than fifteen (15) days after the final determination of HKS's Merchant Count for each of the one (1) year periods ended as of December 31, 2000, December 31, 2001, and December 31, 2002, the Parent shall issue to the Other Holders who are not Employee Shareholders, on a pro rata basis, an amount of Additional Consideration equivalent to the percentage of the Cumulative Merchant Count Target achieved by HKS for each of such one (1) year periods (up to a maximum of the number of shares represented by the Non-Employee Shareholder Portion). For example:

                           HYPOTHETICAL
                           EXAMPLE   1.   If the Merchant Count is 100,000 as
                                          of December 31, 2000, the Other
                                          Holders who are not Employee
                                          Shareholders (considered collectively)
                                          would be entitled to receive twenty
                                          percent (20%) of the Non-Employee
                                          Shareholder Portion. If the Merchant
                                          Count is 300,000 as of December 31,
                                          2001, the Other Holders who are not
                                          Employee Shareholders (considered
                                          collectively) would be entitled to
                                          receive an additional forty percent
                                          (40%) of the Non-Employee Shareholder
                                          Portion. If the Merchant Count is
                                          500,000 of December 31, 2002, the
                                          Other Holders who are not Employee
                                          Shareholders (considered collectively)
                                          would be entitled to receive the
                                          remaining forty percent (40%) of the
                                          Non-Employee Shareholder Portion.

                           HYPOTHETICAL

                           EXAMPLE   2.   If the Merchant Count is 400,000 as
                                          of December 31, 2000, the Other
                                          Holders who are not Employee
                                          Shareholders (considered collectively)
                                          would be entitled to receive eighty
                                          percent (80%) of the Non-Employee
                                          Shareholder Portion. If the Merchant
                                          Count is 500,000 as of December 31,
                                          2001, the Other Holders who are not
                                          Employee Shareholders (considered
                                          collectively) would be entitled to
                                          receive the remaining twenty percent
                                          (20%) of the Non-Employee Shareholder
                                          Portion. No Additional Consideration
                                          would be payable any periods after
                                          December 31, 2001.

                           HYPOTHETICAL

                           EXAMPLE   3.   If the Merchant Count is 500,000 as
                                          of December 31, 2000, the Other
                                          Holders who are not Employee
                                          Shareholders (considered collectively)
                                          would be entitled to receive one
                                          hundred percent (100%) of the
                                          Non-Employee Shareholder Portion. No
                                          Additional Consideration would be
                                          payable for any periods after December
                                          31, 2000.

                           HYPOTHETICAL
                           EXAMPLE 4.     If the Merchant Count is 100,000 as of
                                          December 31, 2000, the Other Holders
                                          who are not Employee Shareholders
                                          (considered collectively) would be
                                          entitled to receive twenty percent
                                          (20%) of the Non-Employee Shareholder
                                          Portion. If the Merchant Count is
                                          200,000 as of December 31, 2001, the
                                          Other Holders who are not Employee
                                          Shareholders (considered collectively)
                                          would be entitled to receive an
                                          additional twenty percent (20%) of the
                                          Non-Employee Shareholder Portion. If
                                          the Merchant Count is 300,000 as of
                                          December 31, 2002, the Other Holders
                                          who are not Employee Shareholders
                                          (considered collectively) would be
                                          entitled to receive an additional
                                          twenty percent (20%) of the
                                          Non-Employee Shareholder Portion. The
                                          Other Holders who are not Employee
                                          Shareholders would not be entitled to
                                          receive any other Additional
                                          Consideration.

                  (g) FORM OF PAYMENTS. All payments of Additional Consideration shall be made by the Parent with Parent Stock. In no event shall the Additional Consideration payable hereunder exceed the Maximum Additional Consideration. If, on or before the date any Additional Consideration becomes payable hereunder, the outstanding shares of Parent Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Additional Consideration will be adjusted accordingly to provide to the Shareholders and the Other Holders the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

         SECTION 3.5  SECURITIES ACT EXEMPTION; RESTRICTED SECURITIES.

         The shares of Parent Stock to be issued in the Merger shall not be registered under the Securities Act in reliance upon the exemptions set forth in
Section 4(2) thereof and Regulation D promulgated under the Securities Act. Accordingly, such shares shall be "restricted securities" as such term is defined in Rule 144(a)(2) promulgated under the Securities Act. Certificates representing shares of Parent Stock to be issued in the Merger shall bear the legend set forth in Section 6.4 of this Agreement.

         SECTION 3.6 SURRENDER AND ISSUANCE OF CERTIFICATES.

                  (a) MERGER CONSIDERATION NOT SUBJECT TO STOCK ESCROW DEPOSIT. As soon as reasonably practicable following the Effective Time and the surrender by the Shareholders and the Other Holders of the certificates representing their Shares, the Parent will cause its registrar and transfer agent to mail to each Shareholder and each Other Holder a certificate for the number of shares of Parent Stock representing the Merger Consideration into which such Shareholder's or Other Holder's Shares were converted at the Effective Time in accordance with Section 3.1(b), less the number of shares of Parent Stock to be retained by the Parent as the Stock Escrow Deposit pursuant to Section 3.3. Until the certificates for the shares of Parent Stock representing the Merger Consideration into which each Shareholder's and each Other Holder's Shares were converted at the Effective Time are issued, the certificates formerly representing the Shares shall be deemed to represent the number of shares of Parent Stock representing the Merger Consideration into which each Shareholder's or each Other Holder's Shares were converted at the Effective Time.

                  (b) MERGER CONSIDERATION TO BE RETAINED AS STOCK ESCROW DEPOSIT. As soon as reasonably practicable following the Effective Time and the surrender by the Shareholders and the Other Holders of the certificates representing their Shares, the Parent will cause its registrar and transfer agent to issue and deliver to the Parent a certificate registered in the name of Lawrence J. Weidman as shareholder representative for the Shareholders and the Other Holders, for the number of shares of Parent Stock to be retained by the Parent representing the Merger Consideration as the Stock Escrow Deposit pursuant to Section 3.3.

                  (c) ADDITIONAL CONSIDERATION. As soon as reasonably practicable following the date or dates on which any Additional Consideration becomes payable hereunder, the Parent will cause its registrar and transfer agent to mail to each Shareholder and each Other Holder entitled thereto a certificate for the number of shares of Parent Stock representing the amount of Additional Consideration.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

         The Shareholders hereby jointly and severally represent and warrant to the Parent and MergerCo:

         SECTION 4.1 ORGANIZATION, SUBSISTENCE AND AUTHORITY OF HKS.

         HKS is duly organized, validly existing and presently subsisting under the laws of the Commonwealth of Pennsylvania. HKS is duly qualified to do business as a foreign corporation in the jurisdictions set forth opposite its name in SCHEDULE 4.1, which are all the jurisdictions where the character of the properties it owns, leases or operates, or the conduct of its business, requires such qualification, other than in any jurisdiction where the failure to so qualify could not reasonably be expected to have a material adverse effect on HKS. HKS has full corporate power and authority to own the properties and assets owned by it, to lease the properties and assets held by it under lease, to carry on the operation of its business as it is now being conducted, and to operate its business as heretofore operated.

         SECTION 4.2 ARTICLES OF INCORPORATION; BYLAWS; MINUTE BOOKS.

         True and complete copies of the articles of incorporation and by-laws of HKS, as amended to and including the date hereof, have been delivered to the Parent and MergerCo. HKS is not in material violation of any provision of its articles of incorporation or by-laws. The minute books, stock books and stock transfer records of HKS, true and complete copies of which have been made available to the Parent and MergerCo, contain true and complete minutes and records of all issuances and transfers of capital stock of HKS and of all meetings, consents, proceedings and other actions of the shareholders, board of directors and committees of the board of directors of HKS from the date of incorporation of HKS to and including the date hereof.

         SECTION 4.3 DUE AUTHORIZATION, EXECUTION AND DELIVERY.

         Each Shareholder has full capacity to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. Each Shareholder has duly executed and delivered this Agreement, and this Agreement constitutes, and all other agreements and other documents to be executed and delivered hereunder, when so executed and delivered, will constitute, the legal, valid and binding obligations of each Shareholder, enforceable against each such Shareholder in accordance with its terms, except that such enforcement (a) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (b) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought. HKS has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. A duly authorized officer of HKS has duly executed and delivered this Agreement, and this Agreement constitutes, and all other agreements and other documents to be executed and delivered hereunder, when so executed and delivered, will constitute, the legal, valid and binding obligations of HKS, enforceable against HKS in accordance with its terms, except that such enforcement (a) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (b) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

         SECTION 4.4 TITLE TO SHARES; CAPITALIZATION; ETC.

                  (a) TITLE. Each Shareholder owns, beneficially and of record, all of the Shares set forth opposite such Shareholder's name in Recital A, free and clear of any Liens. Each of the Other Holders owns, beneficially and of record, all of the Shares set forth opposite such Other Holder's name on SCHEDULE 4.4(a). All of the Shares set forth opposite such Other Holder's name on SCHEDULE 4.4(a) are, to the Knowledge of the Shareholders, free and clear of any Liens.

                  (b) AUTHORIZED AND ISSUED CAPITAL STOCK OF HKS. The authorized capital stock of HKS is as set forth on SCHEDULE 4.4(b). The Shares have been duly authorized and validly issued, are fully paid and nonassessable and are the only issued and outstanding shares of capital stock of HKS.

                  (c) NO EQUITY RIGHTS. There are no preemptive or similar rights on the part of any holders of any class of securities of HKS. There are no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating HKS, any Shareholder or, to the Knowledge of the Shareholders, any other Person or entity, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of capital stock of HKS, or any securities convertible into or exchangeable for any such shares, and no authorization therefor has been given. There are no outstanding contractual or other rights or obligations to or of HKS, any Shareholder or, to the Knowledge of the Shareholders, any other Person or entity to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of HKS.

         SECTION 4.5 SUBSIDIARIES AND AFFILIATES.

         HKS does not own, directly or indirectly, any shares of capital stock or other equity interest (or any other interest convertible into an equity interest) in any corporation, partnership, joint venture, association or other entity, and has no commitment to contribute to the capital of, make loans to, or share in the profits or losses of, any other entity. HKS has no Affiliates other than the Shareholders.

         SECTION 4.6 CONSENTS; NO CONFLICT.

         Except as set forth in SCHEDULE 4.6, (a) neither HKS nor any of the Shareholders is required to obtain the consent, authorization or approval of any Person, or License from any Governmental Authority, as a condition to the consummation of this Agreement by the Shareholders, and (b) the execution and delivery of this Agreement by the Shareholders and the consummation of the transactions contemplated hereby will not conflict with, result in the termination of, contravene or constitute a default under, or be an event which with the giving of notice or passage of time or both will become a default under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any Lien or loss of any material rights with respect to HKS pursuant to any of the terms, conditions or provisions of or under, any applicable Laws, the articles of incorporation or by-laws of HKS, or under any material Contract, binding upon HKS or any of the Shareholders or, to the Knowledge of the Shareholders, the Other Holders, or to which the property of HKS or, to the Knowledge of the Shareholders (except with respect to the shares of the HKS Common Stock held by the Shareholders), any share of the HKS Common Stock is subject under any License.

         SECTION 4.7 TAX MATTERS.

                  (a) TAX RETURNS. Except as set forth on SCHEDULE 4.7, (i) HKS has duly and timely filed (including under any valid extensions of time) all Tax Returns that it was required to file prior to the date hereof, (ii) all such Tax Returns were correct and complete in all material respects, and (iii) HKS is not currently the beneficiary of any extension of time within which to file any Tax Return.

                  (b) COMPLIANCE. Except as set forth on SCHEDULE 4.7, (i) all Taxes that are or may become payable by HKS or chargeable as a Lien upon the Assets (whether or not shown on any Tax Return) as of the date hereof have been duly and timely paid, and (ii) HKS has complied in all respects with applicable Laws relating to the reporting, payment and withholding of Taxes in connection with amounts paid to its Employees, creditors, independent contractors or other third parties and has, within the time and in the manner prescribed by law, withheld from such amounts and timely paid over to the proper Governmental Authorities all such amounts required to be so withheld and paid over under applicable Laws.

                  (c) CLAIMS. Except as set forth on SCHEDULE 4.7, (i) no written claim (other than a claim that has been finally settled) has ever been made by a Governmental Authority in a jurisdiction where HKS does not file Tax Returns or pay or collect Taxes in respect of a particular type of Tax imposed by that jurisdiction that HKS is or may be subject to an obligation to file Tax Returns or pay or collect Taxes in respect of such Tax in that jurisdiction and (ii) there has been no material claim or issue (other than a claim or issue that has been finally settled) concerning any liability for Taxes of HKS either (A) asserted, raised or, to the Knowledge of the Shareholders, threatened by any Governmental Authority in writing or (B) Known to the Shareholders.

                  (d) WAIVERS. Except as set forth on SCHEDULE 4.7, HKS has not
         (i) waived any statute of limitations, (ii) agreed to any extension of the period for assessment or collection or (iii) executed or filed any power of attorney in each case with respect to any Taxes, which waiver, agreement or power of attorney is currently in force.

                  (e) AUDITS. SCHEDULE 4.7 sets forth (i) all Income Tax Returns filed by HKS that have ever been audited and (ii) any pending or proposed audit, proceeding, assessment, reassessment or request for information by any Governmental Authority relating to any HKS Tax Return or any Tax owed or which may be owed to HKS.

                  (f) ELECTIONS. SCHEDULE 4.7 lists all elections for Income Taxes made by HKS that are currently in force or to which HKS is bound.

                  (g) CONSENTS. HKS has not filed a consent under Section 341(f) of the Code concerning collapsible corporations and there are no outstanding adjustments for Income Tax purposes applicable to HKS required as a result of changes in methods of accounting effected on or before the date hereof.

                  (h) TAX SHARING AGREEMENTS. HKS is not a party to or bound by, and has no obligation under, any Tax allocation, sharing, indemnity or similar agreement or arrangement, and HKS (i) is not or has not been a member of any group of companies filing a consolidated, combined or unitary Income Tax Return or (ii) has no liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law); as a transferee, successor, indemnitor or guarantor; by contract or otherwise.

                  (i) SUFFICIENT PROVISION FOR TAXES. The provisions made for Taxes on the Interim Balance Sheet are sufficient in all material respects for the payment of all unpaid Taxes for all periods ended on or prior to the date of the Interim Balance Sheet.

         SECTION 4.8 EMPLOYEES, LABOR MATTERS, ETC.

         Except as set forth on SCHEDULE 4.8, HKS is not a party to or bound by any collective bargaining or other labor agreement, and there are no labor unions or other organizations representing any Employees employed by HKS. During the past five (5) years, there has not occurred or been threatened any strike, slowdown, picketing, union organizing activities, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any Employees of HKS. Except as set forth on SCHEDULE 4.8, there are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or threatened with respect to any Employee of HKS. SCHEDULE 4.8 sets forth the name, position and current annual compensation of all current Employees of HKS with current annual compensation in excess of $15,000, together with the date and amount of the last compensation increase for each such Person. Except as set forth on SCHEDULE 4.8, all Employees of HKS are employees at will. No Employee has given notice of intent to terminate employment if the transactions contemplated by this Agreement are completed. HKS has complied in all material respects with all Laws pertaining to the employment or termination of employment of its employees, including, without limitation, all Laws relating to labor relations, equal employment opportunities, fair employment practices, immigration, prohibited discrimination or distinction and other similar employment activities.

         SECTION 4.9 FINANCIAL STATEMENTS.

         SCHEDULE 4.9 contains true and complete copies of the following financial statements (collectively, the "FINANCIAL STATEMENTS"):

                  (a) Internally prepared unaudited income statements and balance sheets of HKS as of December 31, 1994, December 31, 1995, December 31, 1996, December 31, 1997 and December 31, 1998 and for each of the five (5) years then ended (the "YEAR-END FINANCIAL STATEMENTS"); and

                  (b) Internally prepared unaudited balance sheet of HKS as of September 30, 1999 (the "INTERIM BALANCE SHEET") and the related unaudited income statement, balance sheet comparison, profit and loss statement and contingent liability statement for the period from January 1, 1999 to September 30, 1999 (the "INTERIM INCOME STATEMENT").

         Except as set forth in the notes thereto or as disclosed in SCHEDULE
4.9 hereof, all such Financial Statements (i) were prepared from the regular accounting books and records of HKS and (ii) fairly present in all material respects the financial condition and results of operations of HKS as of the respective dates thereof and for the respective periods covered thereby.

         SECTION 4.10 CHANGES OF FINANCIAL CONDITION; UNDISCLOSED LIABILITIES.

                  (a) Except for the execution and delivery of this Agreement and as disclosed on SCHEDULE 4.10(a) hereof, since the date of the Interim Balance Sheet, there has not been any adverse change, or any event or development which, individually or together with other such events or developments, has resulted in or could reasonably be expected to result in a material adverse change in the business, financial condition or, to the Knowledge of the Shareholders, prospects, of HKS other than those occurring as a result of general economic or financial conditions not unique to HKS. Except as set forth in SCHEDULE 4.10(a), since the date of the Interim Balance Sheet, to the Knowledge of the Shareholders, HKS has not taken any action or failed to take any action which would have violated any of the covenants set forth in Sections 6.1(a) and (d) hereof if such covenants had been given on such date. Except as otherwise disclosed in this Agreement, including the Schedules hereto, HKS has been operated in the Ordinary Course of Business since the date of the Interim Balance Sheet.

                  (b) Except as set forth in SCHEDULE 4.10(b), to the Knowledge of the Shareholders, HKS has no Liability arising out of transactions entered into prior to the Closing, or any action or inaction prior to Closing, or any other state of facts existing prior to Closing other than: (i) Liabilities set forth on the Interim Balance Sheet; (ii) Liabilities which have arisen in the Ordinary Course of Business since the date of the Interim Balance Sheet; (iii) Liabilities arising in the Ordinary Course of Business of the type not required to be disclosed on a balance sheet prepared in accordance with GAAP; or (iv) Liabilities which, individually or in the aggregate, do not have a material adverse effect on the Business or financial condition of HKS.

         SECTION 4.11 REAL PROPERTY.

                  (a) OWNED AND LEASED REAL PROPERTY. SCHEDULE 4.11(a) contains a true and correct list of each parcel of real property leased by HKS (as lessor or lessee) under any real property lease. HKS does not own any real property.

                  (b) LEASED REAL PROPERTY. HKS has a valid leasehold estate in the real properties leased by it, subject to the real property lease relating thereto, for the full term thereof. Each such real property lease is a legal, valid and binding agreement of HKS, enforceable against HKS in accordance with its terms, and except as set forth in SCHEDULE 4.11(c), there is no default (or, to the Knowledge of the Shareholders, any event which, after notice or lapse of time or both, would constitute a default) thereunder.

                  (c) DOCUMENTS. HKS has delivered to the Parent and MergerCo prior to the execution of this Agreement true and complete copies of all real property leases (including any amendments and renewal letters relating thereto) with respect to the real property leased by HKS.

                  (d) CONDITION OF IMPROVEMENTS. Except as disclosed in SCHEDULE 4.11(d), the improvements located on the real property leased by HKS are in all respects in good condition and in good repair, ordinary wear and tear excepted, and, to the Knowledge of the Shareholders, there are no condemnation proceedings pending or threatened against any of such real property or improvements. HKS's use of, and, to the Knowledge of the Shareholders, all improvements located on, all real property identified in SCHEDULE 4.11(a) comply with all applicable material zoning and similar requirements. To the Knowledge of the Shareholders, no improvements on such real property encroach any boundary or easement, violate any setback requirement or are located on a 100-year flood plain.

         SECTION 4.12 TANGIBLE PERSONAL PROPERTY.

         HKS is in possession of and has good title to, or has valid leasehold interests in or valid rights under contract to use, all the tangible personal property used in and material to the conduct of the business of HKS. Except as disclosed in SCHEDULE 4.12, all such tangible personal property is free and clear of all Liens, other than Permitted Liens, and is in good condition, ordinary wear and tear excepted.

         SECTION 4.13 INTENTIONALLY OMITTED.

         SECTION 4.14 INTELLECTUAL PROPERTY.

         (a) INTELLECTUAL PROPERTY RIGHTS. Except as set forth on SCHEDULE 4.14(a), HKS owns or has the legal right to use all Intellectual Property which is material to and necessary for the operation of the business of such company, including that necessary to sell or license HKS's present products, as presently conducted and as presently planned to be conducted by such company with respect to such products. Each item of Intellectual Property owned or used by HKS immediately prior to the Effective Time will be owned or available for use by such company on identical terms and conditions immediately subsequent to the Closing.

         (b) INFRINGEMENT. HKS has not interfered with, infringed upon, or misappropriated any Intellectual Property rights of any other Person, and has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that HKS must license or refrain from using any Intellectual Property rights of any other Person). To the Knowledge of the Shareholders, no third Person has interfered with, infringed upon, misappropriated, or otherwise violated any Intellectual Property rights of HKS.

         (c) REGISTERED INTELLECTUAL PROPERTY. SCHEDULE 4.14(c) identifies (i) each patent, copyright registration, trademark, service mark, or trade dress registration, mask work registration, and industrial design registration (collectively, "REGISTRATIONS"), which Registrations have been issued to HKS with respect to any of its Intellectual Property; (ii) each application for registration of Intellectual Property which HKS has made with respect to any of its Intellectual Property; (iii) each license, agreement, or other permission which HKS has granted to any third Person with respect to any of its Intellectual Property; (iv) any claims that a third Person may have interfered with, infringed upon, misappropriated, or otherwise violated any Intellectual Property rights of HKS and (v) all computer software included in a named component of a commercially released product of HKS. HKS has delivered to the Parent and MergerCo correct and complete copies of all such Registrations, pending patent applications or applications for registration for any of its Intellectual Property, licenses, agreements, and permissions (as amended to date) and has made available to the Parent and MergerCo correct and complete copies of all other written documentation evidencing ownership of each such item. With respect to each item of Intellectual Property required to be identified by HKS on SCHEDULE 4.14(c):

                  (A) HKS possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction, other than restrictions contained in any licenses obtained by HKS with respect to such Intellectual Property (as further described in SCHEDULE 4.14(d)), and prior licenses granted by HKS in connection with the licensing or distribution of products or Intellectual Property of HKS in the ordinary course of business;

                  (B) the item is not subject to any Order; and

                  (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Shareholders, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item.

         (d) INTELLECTUAL PROPERTY FROM OTHERS. SCHEDULE 4.14(d) identifies each item of Intellectual Property that any third Person owns and that HKS uses pursuant to license, sublicense, agreement or similar Contract or permission. With respect to licenses, sublicenses, agreements, or similar Contracts and permissions and with an unexpired term of more than twelve (12) months or involving aggregate payments in excess of $5,000, HKS has delivered to the Parent and MergerCo correct and complete copies of all such licenses, sublicenses, agreements, or similar Contracts and permissions (in each case, as amended to date). With respect to each item of Intellectual Property required to be identified in SCHEDULE 4.14(d):

                  (i) the license, sublicense, agreement, or similar Contract or permission covering the item is legal, valid, binding, enforceable, and in full force and effect, except that such enforcement: (A) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (B) is subject to the availability of equitable remedies, as determined in the discretion of the court before which an equitable proceeding may be brought;

                  (ii) no party to the license, sublicense, agreement, or similar Contract or permission is in breach or default thereunder, and no event has occurred which, with notice or lapse of time or both, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (iii) no party to the license, sublicense, agreement, or similar Contract or permission has repudiated any provision thereof;

                  (iv) with respect to each sublicense, the representations and warranties set forth in subsections (i) and (iii) of this Section 4.14(d) above are true and correct with respect to the underlying license; and

                  (v) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property.

         (e) CONTINUED OPERATIONS. To the Knowledge of the Shareholders, neither HKS nor the Intellectual Property owned by HKS, nor any of the products manufactured or released by HKS, nor any third party Intellectual Property used by HKS, interferes with, infringes upon, misappropriates, or otherwise violates any Intellectual Property rights existing today of third Persons.

         (f) YEAR 2000 COMPLIANCE. The Intellectual Property owned by HKS is, and any products manufactured and commercially released by HKS which are, as of the date hereof, covered by any express or implied warranty enforceable against HKS are, fully Year 2000 Compliant and will not cease to be fully Year 2000 Compliant at any time prior to, during or after the calendar year 2000, assuming that time/date data are accurately presented to such products. For the purposes of this Agreement, "YEAR 2000 COMPLIANT" means that neither the performance nor the functionality of any applicable product is or will be affected by dates prior to, during or after the calendar year 2000 A.D. and in particular (but without limitation):

                  (i) such product accurately receives, provides and processes, and will accurately receive, provide and process, date/time data (including calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including calendar years 1999 AND 2000;

                  (ii) such product will not malfunction, cease to function, provide invalid or incorrect results or cause any interruption in the operation of the business of HKS as a result of any date/time data;

                  (iii) date-based functionality of such product behaves and will continue to behave consistently for dates prior to, during and after the year 2000;

                  (iv) in all interfaces and data storage of such product, the century in any date is and will be specified either explicitly or by unambiguous algorithms or inferencing rules; and

                  (v) the year 2000 is and will be recognized as a leap year of such product.

         (g) For purposes of this Agreement, "INTELLECTUAL PROPERTY" means (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), improvements thereto, and patents, patent applications, and patent disclosures, together with reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) marks, trademarks, service marks, trade dress, logos, trade names, and corporate names, together with translations, adaptations, derivations, and combinations thereof and applications, registrations, and renewals in connection therewith, (iii) copyrightable works, copyrights, and applications, registrations and renewals in connection therewith, (iv) mask works and applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulae, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, engineering notebooks, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all types of computer software programs, including operating systems, application programs, software tools, firmware and software imbedded in equipment, including both object code and source code versions thereof and all written or electronic materials that explain the structure or use of software or that were used in the development of software, including logic diagrams, flow charts, procedural diagrams, error reports, manuals and training materials, (vii) industrial designs and applications therefor, and (viii) rights under and remedies against infringement of any of the foregoing, and rights to protection of interests in any of the foregoing under the laws of any jurisdiction.

         SECTION 4.15 BUSINESS CONTRACTS.

                  (a) DESCRIPTION OF BUSINESS CONTRACTS. SCHEDULE 4.15 contains a true and complete list of each of the following Contracts (true and complete copies of which, together with all amendments and supplements thereto, have been delivered to the Parent and MergerCo prior to the execution of this Agreement) to which HKS is a party:

                                 (i) all Contracts (excluding Benefit Plans)
                  providing for a commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment or the severance of, any Employee;

                                (ii) all Contracts with any Person containing
                  any provision or covenant prohibiting or limiting the ability of HKS to engage in any business activity or compete with any Person in connection with the Business, or prohibiting or limiting the ability of any Person to compete with HKS in connection with the Business;

                               (iii) all partnership, joint venture or
                  shareholders' Contracts with any Person;

                                (iv) all Contracts with distributors, dealers,
                  manufacturer's representatives, sales agencies or franchises with whom HKS deals in connection with the Business which in any case involve the payment or potential payment, pursuant to the terms of any such Contract, by or to either HKS of more than $5,000 annually;

                                 (v) all Contracts providing for indemnification
                  or contribution by HKS of any other Person where the indemnification or contribution obligation is reasonably expected to potentially exceed $5,000;

                                (vi) all Contracts under which the consequences
                  of default or termination could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or prospects of HKS;

                               (vii) all Contracts between HKS, on the one hand,
                  and either Shareholder or any family member of either Shareholder or any Affiliate of the foregoing, on the other hand;

                              (viii) all Contracts pertaining to matters that
                  are not within the Ordinary Course of Business of HKS;

                                (ix) all Contracts relating to the future
                  disposition or acquisition of any Assets other than dispositions or acquisitions of raw materials or inventory in the Ordinary Course of Business;

                                 (x) all other Contracts (other than Benefit
                  Plans, the real property leases referred to in Section 4.11(d) and insurance policies listed in SCHEDULE 4.20) to which HKS is a party that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to HKS of more than $5,000 annually and (B) cannot be terminated within sixty (60) days after giving notice of termination without resulting in any cost or penalty to HKS.

                  (b) STATUS OF BUSINESS CONTRACTS. Each Contract required to be disclosed in SCHEDULE 4.15 is in full force and effect and constitutes a legal, valid and binding agreement of HKS, enforceable against HKS in accordance with its terms, and except as disclosed in SCHEDULE 4.15, neither HKS nor, to the Knowledge of the Shareholders, any other party to such Contract is in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

         SECTION 4.16 LITIGATION AND CLAIMS.

         SCHEDULE 4.16 discloses each instance in which HKS (or, to the Knowledge of the Shareholders, its directors, officers or Employees, in such capacities) is a party to or, to the Knowledge of the Shareholders, is threatened to be made a party to, any charge, complaint, action, suit, arbitration, proceeding, hearing, or investigation which, individually or in the aggregate could reasonably be expected to have a material adverse effect on HKS. HKS is not subject to any Order which could reasonably be expected to have a material adverse effect on HKS.

         SECTION 4.17 COMPLIANCE WITH LAWS AND ORDERS.

         Except as disclosed in SCHEDULE 4.17, HKS is not in any material respect in violation of or in default under any Law or Order Known by the Shareholders to be applicable to it, its Business or its Assets, and, to the Knowledge of the Shareholders, no facts or circumstances exist that, with or without the passage of time or the giving of notice or both, might reasonably serve as the basis for any claim that HKS is not in compliance with any such Laws or Orders. HKS has not received any communication from a Governmental Authority alleging that it is not in compliance with any Law or Order relating to the operation of the Business. HKS has filed in a timely manner all reports, documents and other materials required to be filed (and the information contained therein was correct and complete in all material respects) under applicable Laws with respect to the Business, the failure of which to be filed would have a material adverse effect on the Business.

         SECTION 4.18 EMPLOYEE BENEFITS.

                  (a) DESCRIPTION OF BENEFIT PLANS. SCHEDULE 4.18(a) contains a true and complete list of the Benefit Plans and identifies each Benefit Plan that is a Qualified Plan.

                  (b) COMPLIANCE. Except as disclosed on SCHEDULE 4.18(b), each Benefit Plan (and each related trust or insurance contract) complies in form and in operation in all material respects with its respective governing documents and the applicable requirements of ERISA and the Code.

                  (c) FILINGS. Except as disclosed on SCHEDULE 4.18(c), all required reports and descriptions (including, without limitation, Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed in a timely manner with respect to each Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B(f) have been met in all material respects with respect to each group health plan.

                  (d) CONTRIBUTIONS. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Pension Benefit Plan in a timely manner (including any extensions) and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each Pension Benefit Plan or accrued in the Financial Statements in accordance with GAAP. All premiums or other payments for all periods ending on or before the date hereof have been paid in a timely manner with respect to each Welfare Benefit Plan (as defined in ERISA Section 3(1)).

                  (e) DETERMINATION LETTERS. Each Pension Benefit Plan which is required to comply with Code Section 401(a) satisfies the material requirements of Code Section 401(a) and has received, a favorable determination letter from the IRS regarding such status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such qualified status.

                  (f) ASSET VALUATION. As of the valuation date contained in the most recent actuarial report, the market value of assets under each Pension Benefit Plan (other than any Multiemployer Plan) which is subject to Title IV of ERISA equals or exceeds the present value of accrued benefits thereunder through the date thereof (determined on a plan termination basis), and since such valuation date, nothing has come to the attention of the Shareholders indicating that the market value of such assets does not equal or exceed such present value. No Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a reportable event (as defined in ERISA Section 4043) as to which a 30-day notice would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any Pension Benefit Plan (other than any Multiemployer
         Plan) has been instituted or, to the Knowledge of the Shareholders, threatened.

                  (g) NO PROHIBITED TRANSACTIONS. There has been no Prohibited Transaction (as defined in ERISA Section 406 and Code Section 4975) or any reportable event (as defined in ERISA Section 4043) for which a 30-day notice is required with respect to any Benefit Plan which is subject to Title IV of ERISA. No fiduciary within the direct control of HKS, nor to the Knowledge of the Shareholders, any fiduciary that is outside the direct control of HKS, with respect to any Benefit Plan has any material Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Benefit Plan. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any Benefit Plan (other than routine claims for benefits) is pending against HKS and, to the Knowledge of the Shareholders, there is no basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand.

                  (h) DOCUMENTATION. HKS has made available to the Parent and MergerCo true and complete copies of (i) the plan documents and summary plan descriptions for each Benefit Plan to which it is a party, (ii) the most recent determination letters received from the Internal Revenue Service for each Qualified Plan, (iii) the most recent Forms 5500 Annual Report for each Benefit Plan, and (iv) all related trust agreements, insurance contracts, and other funding agreements with respect to each Benefit Plan.

                  (i) MISCELLANEOUS. Neither HKS nor any Affiliate has ever contributed to, nor ever has been required to contribute to, any multiemployer plan (as defined in Section 3(37) or 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") nor has any Liability (including withdrawal Liability) under any Multiemployer Plan. Neither HKS nor any Affiliate has incurred, nor does either have any reason to expect that it will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Pension Benefit Plan that HKS or any Affiliate maintains or has ever maintained or to which any of them contributes, has ever contributed, or has ever been required to contribute. Except as disclosed in SCHEDULE 4.18, no Benefit Plan (i) provides medical benefits, life insurance or similar benefits to retirees or their families or (ii) is self-funded. There is no lien upon any property of HKS or any Affiliate outstanding pursuant to
         Section 412(n) of the Code in favor of any Benefit Plan. No assets of HKS or any Affiliate have been provided as security for any Benefit Plan pursuant to Section 401(a)(29) of the Code.

         SECTION 4.19 LICENSES.

         SCHEDULE 4.19 contains a true and complete list of all Licenses of HKS (and all pending applications for any such Licenses). Prior to the execution of this Agreement, HKS has delivered to the Parent and MergerCo true and complete copies of all such Licenses. Each such License is valid, binding and in full force and effect. HKS is not, nor has it received any notice that it is, in default (or, with the giving of notice or lapse of time or both, would be in default) under any such License.

         SECTION 4.20 INSURANCE POLICIES.

         SCHEDULE 4.20 contains a true and complete list of all Insurance Policies maintained by HKS. Each such Insurance Policy is in full force and effect and all premiums due thereunder or self-insurance funding amounts required thereby, as the case may be, have been paid or accrued in the Financial Statements. HKS has not received any notice of cancellation or termination with respect to any such Insurance Policy, and HKS is not in default thereunder in any material respect. No insurer has denied liability or is defending with reservation of rights regarding to any presently existing claim.

         SECTION 4.21 ENVIRONMENTAL MATTERS.

                  (a) COMPLIANCE. Except as disclosed on SCHEDULE 4.21(a), HKS has obtained, and complied in all material respects with all the terms and conditions of, all Licenses required by any Environmental Law in connection with its Business. Each such License obtained by HKS is in full force and effect. HKS has at all times complied in all material respects and is in compliance in all material respects with all Environmental Laws.

                  (b) CONTAMINATION. Except as disclosed in SCHEDULE 4.21(b), HKS has not, and to the Knowledge of the Shareholders, no other Person has, caused or allowed any

         Release of any hazardous or toxic substance, waste, pollutant or contaminant, petroleum product or any substance regulated under any Environmental Law, and to the Knowledge of the Shareholders, no such substance, waste, pollutant, contaminant or petroleum product is present on, in, under or about any real property leased or otherwise used by HKS (except for such quantities as are used in the Ordinary Course of Business and stored in appropriate containers in compliance in all material respects with all Environmental Laws).

                  (c) NO NOTICE. No written notice or any other communication from Governmental Authority of any alleged violation of any Environmental Law has been communicated to HKS, except for notices or communications that have been complied with in all material respects.

                  (d) PENALTIES. During the past three (3) years HKS has not paid any civil or criminal fines, penalties, judgments or other amounts relating to alleged failure to comply with Environmental Laws.

         SECTION 4.22 RELATIONSHIP WITH AFFILIATES.

         Except as set forth in SCHEDULE 4.22, no Shareholder or family member of any shareholder or any Affiliate of the foregoing of HKS provides or supplies assets, services or facilities which are individually or in the aggregate material to HKS, and HKS provides or supplies any assets, services or facilities to any such person which are individually or in the aggregate material to HKS. Except as disclosed on SCHEDULE 4.22, each of the transactions listed in
SCHEDULE 4.22 is engaged in on an arm's-length basis.

         SECTION 4.23 BROKERS.

         No broker or other representative has acted on behalf of the Shareholders or HKS in connection with the transaction contemplated hereby in such manner as to give rise to any valid claim by any Person against the Parent, MergerCo or HKS for a finder's fee, brokerage commission or similar payment.

         SECTION 4.24 NO GUARANTEES.

         Except as disclosed on SCHEDULE 4.24, none of the Liabilities of HKS is guaranteed by or subject to a similar contingent obligation of any other Person, nor has HKS guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any customer, supplier or other Person.

         SECTION 4.25 ACCOUNTS RECEIVABLE; PAYABLES.

         Except as set forth in SCHEDULE 4.25, the accounts receivable of HKS outstanding on the Closing Date (a) arose from BONA FIDE sales transactions in the Ordinary Course of Business and are payable on ordinary trade terms and (b) are collectible in the Ordinary Course of Business in the aggregate recorded amounts thereof, less the allowance for bad debt shown in the Interim Balance Sheet. SCHEDULE 4.25 accurately lists and ages HKS's Accounts Receivable and Accounts Payable as of November 30, 1999. None of HKS's accounts payable currently outstanding bears any interest.

         SECTION 4.26 BANK ACCOUNTS.

         SCHEDULE 4.26 sets forth a complete and correct list containing the names of each bank in which either HKS has an account or safe deposit or lock box, the account or box number, as the case may be, and the name of every Person authorized to draw thereon or having access thereto.

         SECTION 4.27 [INTENTIONALLY OMITTED.]

         SECTION 4.28 CUSTOMERS AND SUPPLIERS.

         Except as set forth on SCHEDULE 4.28, none of HKS's customers or suppliers has notified HKS of its intention to cease or alter its business with HKS before or after the Closing Date.

         SECTION 4.29 DISCLOSURE.

         The representations and warranties of the Shareholders contained in this Agreement, and in any schedule, certificate, or agreement furnished by the Shareholders to the Parent and MergerCo pursuant to this Agreement do not contain any untrue statement of a fact or omit to state a fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGERCO

         The Parent and MergerCo hereby jointly and severally represent and warrant to the Shareholders:

         SECTION 5.1 ORGANIZATION AND AUTHORITY.

         The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MergerCo is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each of the Parent and MergerCo has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

         SECTION 5.2 DUE AUTHORIZATION, EXECUTION AND DELIVERY.

         The execution of this Agreement by the Parent and MergerCo and the performance by the Parent and MergerCo of the transactions contemplated herein have been duly authorized by all necessary corporate action of the Parent and MergerCo, and this Agreement has been duly executed and delivered by a duly authorized officer of each of the Parent and MergerCo and constitutes a valid and binding agreement of each of the Parent and MergerCo, enforceable against each of the Parent and MergerCo in accordance with its terms, except that such enforcement (a) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting contract or creditors' rights generally, and (b) is subject to the availability of equitable remedies, as determined in the discretion of the court before which a proceeding seeking such enforcement may be brought.

         SECTION 5.3 CONSENTS; NO CONFLICT.

         Except as set forth on SCHEDULE 5.3, neither the Parent nor MergerCo is required to obtain the consent, authorization or approval of any Person or any License from any Governmental Authority as a condition to the consummation of this Agreement by the Parent or MergerCo, and the execution and delivery of this Agreement by the Parent or MergerCo, and the consummation by each of them of the transactions contemplated hereby will not conflict with, result in the termination of, result in a breach of, or constitute a default under the terms of any Contract to which the Parent or MergerCo is a party or to which its property is subject which would adversely affect the Parent or MergerCo's ability to perform its obligations hereunder.

         SECTION 5.4 [INTENTIONALLY OMITTED].

         SECTION 5.5 PARENT STOCK.

         The shares of Parent Stock to be received by the Shareholders hereunder shall be validly issued, fully paid and non-assessable.

         SECTION 5.6 CAPITALIZATION.

         The authorized capital stock of the Parent consists of 225,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value. As of the date hereof, there were 68,794,404 shares of Parent Stock issued, of which no shares were held in treasury and the remainder were outstanding. Also as of the date hereof, 750,000 shares of Parent Stock were subject to issuance pursuant to employee stock purchase plans, 12,328,088 shares of Parent Stock were subject to issuance upon exercise of options, and 2,407,450 shares of Parent Stock were subject to issuance upon exercise of warrants. All of the issued and outstanding shares of Parent Stock are duly and validly issued and outstanding and fully paid and non-assessable. None of the outstanding shares of Parent Stock has been, and none of the shares of Parent Stock to be issued in exchange for the Shares upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of the Parent.

         SECTION 5.7 BROKERS.

         No broker or other representative has acted on behalf of the Parent or MergerCo in connection with the transaction contemplated hereby in such manner as to give rise to any valid claim by any Person against the Shareholders or HKS for a finder's fee, brokerage commission or similar payment.

         SECTION 5.8 DISCLOSURE.

         The representations and warranties of the Parent and MergerCo contained in this Agreement, and in any schedule, certificate or agreement furnished by the Parent and MergerCo to the Shareholders pursuant to this Agreement, do not contain any untrue statement of a fact or omit to state a fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         SECTION 5.9 SEC FILINGS.

         The Parent's Prospectus, dated August 11, 1999 (the "PROSPECTUS"), and Quarterly Report on Form 10-Q for the quarter ended August 31, 1999 (the "FORM 10-Q"), (i) at the time filed, complied in all material respects with the applicable requirements of applicable federal securities laws and regulations promulgated by the U.S. Securities and Exchange Commission (the "SEC") and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since the date of the most recent financial statements included in the Prospectus or the Form 10-Q, except as disclosed in the Parent's most recent earnings report for the quarter ended November 30, 1999, there has not been any material adverse change in the business or financial condition of the Parent.

                                   ARTICLE VI

                ADDITIONAL AGREEMENTS OF THE SHAREHOLDERS AND HKS

         SECTION 6.1 OPERATION OF BUSINESS.

         From the date hereof until the Closing Date except to the extent the Parent otherwise agrees in writing:

                  (a) HKS shall, and the Shareholders shall cause HKS to, operate in the Ordinary Course of Business (including paying accounts payable, accrued Liabilities, maintaining inventories, making normal capital expenditures and collecting receivables all in accordance with the past practices) and use reasonable commercial efforts to preserve the present business organization and present relationships with Persons having business dealings with HKS.

                  (b) HKS shall not, and the Shareholders shall cause HKS not to, take any action or fail to take any action that would cause any of the representations and warranties made by the Shareholders in this Agreement not to remain true and correct as if made at and as of the Closing Date.

                  (c) HKS shall, and the Shareholders shall cause HKS to, give prompt written notice to the Parent of any material adverse development affecting HKS or the financial condition, operations, cash flows, assets, Liabilities of results of operations of HKS, or that any representation or warranty of the Shareholders is no longer true and the Shareholders shall give prompt written notice to the Parent of any development affecting the ability of the Shareholders to consummate the transactions contemplated by this Agreement.

                  (d) Except with the prior written consent of the Parent, HKS shall, and the Shareholders shall cause HKS to, from the date hereof until the Closing: (i) maintain the Assets in good operating condition and repair, ordinary wear and tear excepted, and continue normal maintenance thereof, (ii) not make any Contract for capital expenditures in excess of $5,000, (iii) not declare or pay any dividends on any capital stock of any HKS, (iv) not purchase or otherwise acquire, transfer, sell or issue any shares or capital stock of HKS or grant any options or other rights to purchase the same, (v) not change its articles of incorporation or bylaws, (vi) not sell, mortgage, alienate or dispose of any items of property except inventory and obsolete Assets in the Ordinary Course of Business, (vii) not lend or agree to lend any funds other than for travel advances to Employees in the Ordinary Course of Business, (viii) not increase salaries or wages, (ix) not declare bonuses, increase benefits or institute any new benefit plan or program, (x) comply in all material respects with all laws applicable to HKS, (xi) not amend or in any way modify in any material respect any Contract, (xii) not enter into any transaction, Contract or commitment in the Ordinary Course of Business which obligates it to pay a sum greater than $5,000 in any one instance or $10,000 in the aggregate to any one person, or obligates it for a period ending after the Closing, (xiii) not introduce any change with respect to the operation of its businesses, including method, principle, or practice of accounting, or (xiv) not enter into any transaction or other relationship with any Shareholder or any family member of any Shareholder or any Affiliate of the foregoing.

         SECTION 6.2 ACCESS TO BOOKS AND RECORDS OF BUSINESS.

         From the date hereof until the Closing Date or any earlier termination of this Agreement, HKS shall, and the Shareholders shall cause HKS to, (a) give the Parent and MergerCo and their respective officers, employees, counsel, financial advisers, consultants and other representatives (collectively, the "REPRESENTATIVES") full access upon reasonable notice and during normal business hours to the appropriate officers and Employees of HKS, to HKS's accountants, to HKS's premises, books, contracts, records and documents, (b) upon request of Parent of MergerCo, furnish the Parent and MergerCo with copies of all such books, contracts, records and documents, and (c) furnish the Parent and MergerCo with all such additional financial, operating and other information and data concerning HKS as the Parent and MergerCo may reasonably request in order to review the legal, financial, environmental and business condition and affairs of HKS and its Assets and so long as such access does not unreasonably interfere with the operation of the Business.

         SECTION 6.3 EXCLUSIVITY.

         Until the earlier of the Closing Date, the termination of this Agreement or January 31, 2000, neither HKS nor the Shareholders shall (and the Shareholders shall cause HKS not to and cause any agent or representative or any other Person acting on behalf of HKS not to):

                  (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any (i) liquidation, dissolution or recapitalization or, (ii) merger, consolidation with or into, (iii) acquisition or purchase of substantially all of the assets of or any equity interest in or (iv) similar transaction or business accommodation involving, HKS; or

                  (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any other Person to do or seek any of the foregoing.

         The Shareholders agree that they will (and will cause HKS to) discontinue immediately any negotiations or discussions with respect to any of the foregoing. The Shareholders agree that they will (and will cause HKS to) give the Parent immediate notice of any unsolicited proposal or offer they (or
HKS) receive from any Person prior to the Closing.

         SECTION 6.4 NO REGISTRATION / LIMITATION ON TRANSFERS.

         Each Shareholder acknowledges that the issuance of the Parent Stock in the Merger will not be registered under the Securities Act (except pursuant to the Registration Rights Agreement) in reliance upon the exemption(s) from registration provided thereby, including Section 4(2) and regulations promulgated thereunder. Each Shareholder also acknowledges that the issuance of the Parent Stock issued in the Merger will not be registered under the securities laws of any state. Consequently, each Shareholder understands that the shares of Parent Stock issued in the Merger cannot be resold unless they are registered under the Securities Act and applicable state securities laws, or unless an exemption from such registration requirements is available. Each Shareholder has been advised and acknowledges that although Parent may hereafter register offers and sales of its securities under the Securities Act, Parent is under no obligation to take any action necessary in order to register any Parent Stock issued in the Merger (except pursuant to the Registration Rights Agreement) or make available any exemption for transfer of such Parent Stock without registration. Each Shareholder understands that there will be placed on the certificates representing the Parent Stock issued in the Merger as Merger Consideration or Additional Consideration a legend stating in substance the following and each Shareholder understands that Parent will refuse to permit the transfer of the Parent Stock out of such Shareholder's name in the absence of compliance with the terms of such legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. RED HAT, INC. (THE "CORPORATION") WILL NOT TRANSFER THE SECURITIES REPRESENTED BY THIS CERTIFICATE EXCEPT UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE CORPORATION, WHICH MAY INCLUDE AN OPINION OF COUNSEL, THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

         SECTION 6.5 STOCKHOLDERS' MEETING; PROXY MATERIAL.

                  (a) HKS shall, in accordance with applicable Law and its articles of incorporation and bylaws, duly call, give notice of, convene and hold a special meeting of the Shareholders and the Other Holders (the "SPECIAL MEETING") as promptly as practicable, but in no event later than January 5, 2000, for the purpose of considering and taking action upon this Agreement and the Merger. HKS shall give notice to Red Hat of the action taken by the Shareholders and the Other Holders in the Special Meeting as promptly as practicable after such meeting.

                  (b) Prior to holding the Special Meeting, HKS shall prepare a proxy statement relating to the adoption of this Agreement and the approval of the Merger by the Shareholders and the Other Holders (the "PROXY STATEMENT"). Similarly, Red Hat shall prepare a private placement memorandum in which information for the Proxy Statement will be included, relating to the shares of Parent Stock issuable in connection with the Merger (such private placement memorandum, as it may be amended or supplemented, is herein referred to as the "PPM"). HKS and Red Hat shall cooperate with each other in connection with the preparation of the Proxy Statement and the PPM, which may, together with any exhibits and attachments thereto, be combined into one document. HKS will cause the Proxy Statement and the PPM to be mailed or otherwise delivered to the Shareholders and the Other Holders as promptly as practicable after the Proxy Statement and PPM are prepared. All mailings to the Shareholders and the Other Holders in connection with the transactions contemplated by this Agreement, including the Proxy Statement and the notice of the Special Meeting, shall be subject to the prior review of Red Hat.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.1 CONFIDENTIALITY.

         The Parent, HKS and the Shareholders will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of the Parent and HKS to maintain in confidence, any written information stamped "confidential" when originally furnished by another party in connection with this Agreement or the transaction hereby contemplated, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transaction hereby contemplated, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

         If the transaction contemplated by this Agreement is not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, the Shareholders waive, and will upon the Parent's request cause HKS to waive, any cause of action, right, or claim arising out of the access of the Parent or its representatives to any trade secrets or other confidential information of HKS except for the intentional competitive misuse by the Parent of such trade secrets or confidential information.

         SECTION 7.2 FURTHER ASSURANCES.

         Each party agrees (a) to cooperate fully with the other parties hereto and their respective authorized Representatives, (b) to execute and deliver or cause to be executed and delivered at all reasonable times and places such additional instruments and documents as the other party or parties may reasonably request for the purpose of carrying out this Agreement, and (c) to do such other acts and things as any other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         SECTION 7.3 UPDATING SCHEDULES.

         The Shareholders may update the Schedules to this Agreement after the date hereof and prior to Closing (the "UPDATE PERIOD") to reflect factors, circumstances or events first arising or (in the case of representations given to the Shareholders) becoming Known to the Shareholders during the Update Period by providing the Parent with written notice setting forth the proposed update and specifying the Schedule or Schedules to be updated thereby.

         SECTION 7.4 [INTENTIONALLY OMITTED]

         SECTION 7.5 EFFORTS TO CLOSE.

         HKS, the Shareholders and the Parent shall each use best efforts to (a) take or cause to be taken all actions, and do or cause to be done all things, which are necessary, proper or advisable to cause any other part of the conditions set forth in Articles IX and X to be fully satisfied, but not waived, and (b) consummate and make effective as promptly as practicable the transactions contemplated by this agreement.

         SECTION 7.6 CERTAIN TAX MATTERS.

                  (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The Shareholders shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for HKS for all periods ending on or prior to the Closing Date which are required to be filed after the Closing Date. Such returns shall be prepared in compliance with applicable law and consistent with HKS's past practice for preparing such returns. No later than ten (10) days before the due date (as it may be properly extended) for the filing of such returns, the Shareholders shall permit the Parent to review and comment on each such Tax Return described in the preceding sentence (along with appropriate supporting work papers and other documents). In the event that the Parent does not approve such returns, the Shareholders may nonetheless file such returns, but such filings shall be without prejudice to the Parent's right to seek indemnification for a breach of this Section 7.6(a) pursuant to the provisions of Article XI hereof. To the extent permitted by applicable Law, the Shareholders shall include any income, gain, loss, deduction or other Tax items for such periods on their Income Tax Returns in any manner consistent with the Schedule K-1's prepared or caused to be prepared by the Shareholders for HKS for such periods.

                  (b) COOPERATION ON TAX MATTERS.

                           (i) The Parent, HKS and the Shareholders shall
                  cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes of HKS attributable to any and all periods ending on or prior to the Closing Date. Such cooperation shall include the retention and (upon the other parties' request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. HKS agrees to retain all books and records with respect to Tax matters pertinent to HKS relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations (and, to the extent notified by the Shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority.

                           (ii) The Parent and the Shareholders further agree,
                  upon request, to use their best efforts (at the sole cost of the requesting party) to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (c) REORGANIZATION TREATMENT. Each party undertakes and agrees to use commercially reasonable efforts to cause the Merger to qualify for treatment as a "reorganization" within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code for federal income tax purposes.

         SECTION 7.7 EMPLOYEES AND BENEFIT PLANS.

                  (a) HKS REQUIREMENTS. On or before the Closing Date, HKS shall take all action necessary or otherwise appropriate to terminate each Benefit Plan effective immediately prior to the Closing Date, including, but not limited to, (i) the timely adoption of valid resolutions of the board of directors of HKS resolving to terminate each such plan; (ii) providing timely notice of the termination of each such plan to the plan's trustee, administrator and plan participants affected by such termination; (iii) fully vesting all accrued benefits of the affected plan participants in each such plan, (iv) amending each such plan, to the extent necessary, to provide for an allocation of any employer contributions for the period through the Closing Date to plan participants who otherwise would have been entitled to an allocation of such contributions at the end of the current plan year; (v) making the employer contributions described in (iv); and (vi) taking all actions necessary to assist the Parent with the timely preparation and filing with the Internal Revenue Service after the Closing Date of an application for a determination letter with respect to the qualified status upon termination of any such plan that is intended to be qualified under Section 401(a) of the Code.

                  (b) PARENT REQUIREMENTS. The Parent shall provide or cause to be provided to each Employee who is employed by the Parent or remains employed by the Surviving Corporation following the Closing Date such benefits and perquisites as the Parent customarily makes available to employees in a comparable position of responsibility, and in connection therewith shall recognize and credit each Employee with his years of service with HKS prior to the Closing Date for purposes of determining eligibility under the employee benefit plans, programs, policies or arrangements covering such Employees established, continued or otherwise sponsored by the Parent or its Affiliates after the Closing Date.

                                  ARTICLE VIII

                             [INTENTIONALLY OMITTED]

                                   ARTICLE IX

              CONDITIONS TO OBLIGATIONS OF THE PARENT AND MERGERCO

         The obligations of the Parent and MergerCo to consummate the transactions provided for herein on the Closing Date are subject to the fulfillment on or before the Closing Date of each of the following conditions, except to the extent that the Parent may, in its absolute discretion, waive one or more thereof in writing in whole or in part:

         SECTION 9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Shareholders contained herein (as updated pursuant to Section 7.3) shall be true in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date, and the facts, circumstances or events disclosed in any update provided under Section 7.3 shall not indicate a material adverse change in HKS.

         SECTION 9.2 PERFORMANCE OF AGREEMENTS.

         The Shareholders and HKS shall have performed in all respects all obligations and agreements, and complied in all respects with all covenants, contained in this Agreement, to be performed and complied with by the Shareholders at or prior to the Closing Date.

         SECTION 9.3 [INTENTIONALLY OMITTED.]

         SECTION 9.4 BRING-DOWN CERTIFICATE.

         The Shareholders shall have furnished the Parent with a certificate in the form of EXHIBIT B hereof executed by each of them, dated the Closing Date, to the effect that the Shareholders have fulfilled the conditions specified in Sections 9.1 and 9.2 hereof.

         SECTION 9.5 HKS'S DOCUMENTS.

         The Shareholders shall have delivered to the Parent the following documents which, except for any such documents the form of which is attached as an exhibit hereto, shall be reasonably satisfactory in form and content to the Parent and its counsel:

                  (a) SUBSISTENCE CERTIFICATES. A subsistence certificate with respect to HKS issued as of the date within ten (10) days prior to the Closing Date by the appropriate official of the Department of State of the Commonwealth of Pennsylvania and a good standing certificate with respect to HKS issued within ten (10) days prior to the Closing Date by the secretary of state or comparable official of each other state in which HKS is qualified to do business.

                  (b) ARTICLES OF INCORPORATION AND BYLAWS. The articles of incorporation and bylaws of HKS, together with a certificate of a duly authorized officer of HKS in the form of EXHIBIT C dated the Closing Date, certifying as to the accuracy and completeness of such corporate documents.

                  (c) DIRECTORS AND SHAREHOLDERS RESOLUTIONS. Resolutions, as required by the PBCL, of the board of directors of HKS authorizing HKS to execute, deliver and perform this Agreement duly certified by the Secretary or an Assistant Secretary of HKS.

                  (d) INCUMBENCY CERTIFICATE. An incumbency certificate of the President or any duly authorized Vice President of HKS who will be executing this Agreement, or any other document, instrument or certificate to be delivered pursuant to the terms hereof or thereof (including the name, title and signature of each such officer) in the form of EXHIBIT C.

                  (e) OTHER CERTIFICATES AND AGREEMENTS. Such other certificates, documents and agreements related to this Agreement as may be reasonably required by the Parent.

         SECTION 9.6 ADVERSE CHANGE.

         There shall have been no material adverse change in the business, operations, properties or financial condition of HKS whether or not arising in the Ordinary Course of Business, except for changes relating to general economic events or trends.

         SECTION 9.7 NO ADVERSE PROCEEDINGS.

         No action, suit or proceeding before any Governmental Authority or other Person shall have been commenced, no investigation by any Governmental Authority shall have been commenced, and no action, suit or proceeding by any Governmental Authority or other Person shall have been threatened, against any of the parties to this Agreement relating to the transactions contemplated hereby which could reasonably be expected to have a material adverse effect on the Business or financial condition of HKS.

         SECTION 9.8 OTHER ASSURANCES.

         The Shareholders shall have delivered to the Parent such other and further certificates, assurances and documents as the Parent may reasonably request in order to evidence the accuracy of the representations and warranties of the Shareholders, the performance of covenants and agreements to be performed by the Shareholders pursuant hereto at or prior to the Closing, and the fulfillment of the conditions to the obligations of the Parent.

         SECTION 9.9 CONSENTS AND APPROVALS.

         All consents, waivers, authorizations and approvals of any Governmental Authority, domestic or foreign, and of any other Person required in connection with the execution, delivery and performance of this Agreement, shall have been obtained and shall be in full force and effect on the Closing Date.

         SECTION 9.10 OPINION OF HKS'S COUNSEL.

         The Shareholders and HKS shall provide to the Parent an opinion, dated the Closing Date, from Thorp Reed & Armstrong, LLP, counsel to the Shareholders and HKS, in substantially the form and substance of the form of opinion set forth in EXHIBIT D, and otherwise reasonably satisfactory to counsel for the Parent.

         SECTION 9.11 DELIVERY OF SHARES; DISSENTER'S RIGHTS.

         At the Closing the Shareholders and the Other Holders shall have surrendered to the Parent for cancellation at the Effective Time all of the certificates representing the Shares, except those Shares for which any Other Holder shall have exercised any rights of dissent and appraisal provided by applicable Law. Not more than eight percent (8%) of the outstanding shares of any class of HKS's capital stock shall have exercised any rights of dissent and appraisal afforded to such shares by applicable Law.

         SECTION 9.12 RESIGNATION OF OFFICERS AND DIRECTORS.

         All officers and directors of HKS whose resignations shall have been requested by the Parent not less than three (3) Business Days prior to the Closing Date shall have submitted their resignations or been removed from office effective as of the Closing Date.

         SECTION 9.13 AFFILIATES TRANSACTIONS.

         Upon the Parent's request, HKS will terminate or otherwise resolve, in a manner reasonably satisfactory to the Parent, all agreements and relationships between HKS, on the one hand, and any Shareholder or any family member of any Shareholder or any Affiliate of the foregoing, on the other hand.

         SECTION 9.14 DELIVERY OF ESCROW AGREEMENT.

         The Shareholders shall have entered into the Escrow Agreement, dated the Closing Date, in substantially the form and substance of EXHIBIT E (the "ESCROW AGREEMENT").

         SECTION 9.15 DELIVERY OF INVESTMENT REPRESENTATION LETTERS.

         At the Closing, each Shareholder and each Other Holder shall deliver to the Parent an Investor Representation Letter in substantially the form and substance of EXHIBIT I, and, if applicable, supporting documentation in substantially the form and substance of the appendices to EXHIBIT I.

         SECTION 9.16 DELIVERY OF LOCK-UP AGREEMENT.

         Each of the Shareholders and each of the Other Holders shall have entered into a Lock-Up Agreement, dated the Closing Date, in substantially the form and substance of EXHIBIT K (each a "LOCK-UP AGREEMENT" and collectively, the "LOCK-UP AGREEMENTS").

         SECTION 9.17 DELIVERY OF REGISTRATION RIGHTS AGREEMENT.

         The Shareholders and the Other Holders shall have entered into the Registration Rights Agreement, dated the Closing Date, in substantially the form and substance of EXHIBIT J (the "REGISTRATION RIGHTS AGREEMENT").

         SECTION 9.18 DELIVERY OF NON-COMPETITION AGREEMENTS.

         Lawrence J. Weidman, L. Todd Masco, Douglas DeJulio, and Andrew Plotkin each shall have entered into a Non-Competition Agreement, dated the Closing Date, in substantially the form and substance of EXHIBIT L (each a "NON-COMPETITION AGREEMENT" and collectively, the "NON-COMPETITION AGREEMENTS").

         SECTION 9.19 WARRANTS, OPTIONS AND SHARE RIGHTS.

         All outstanding vested warrants, options and share rights (including accelerated vesting rights) granted by HKS shall have been exercised, terminated or waived. All outstanding nonvested stock options, warrants or share rights granted by HKS shall have been terminated or waived.

         SECTION 9.20 TRANSFER OF EMPLOYEES TO PARENT HEADQUARTERS.

         The Parent shall have received letters of agreement from each of L. Todd Masco, Douglas DeJulio and Andrew Plotkin, each of whom were full-time employees of HKS prior to the Closing, evidencing such individuals' agreement to relocate the place of their employment to the headquarters of the Parent in Research Triangle Park, North Carolina.

         SECTION 9.21 APPROVAL.

         This Agreement and the Merger contemplated hereby shall have been approved and adopted by the requisite vote of the Shareholders and the Other Holders required under the PBCL and HKS's articles of incorporation and, in any event, by at least a majority of the outstanding shares of capital stock of HKS, and the Parent shall have received a certificate signed by the chief executive officer of HKS to that effect.

         SECTION 9.22 TERMINATION OF EMPLOYMENT AGREEMENTS.

         Those certain Employment Agreements dated as of August 5, 1999 by and between HKS and Lawrence J. Weidman and L. Todd Masco, respectively, shall have been terminated without HKS incurring any additional obligations to either of them.

                                    ARTICLE X

              CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS AND HKS

         The obligations of the Shareholders and HKS to consummate the transactions provided for herein on the Closing Date are subject to the fulfillment on or before the Closing Date of each of the following conditions, except to the extent that the Shareholders or HKS may, in their absolute discretion, waive one or more thereof in writing in whole or in part:

         SECTION 10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Parent and MergerCo contained herein shall be true in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date.

         SECTION 10.2 PERFORMANCE OF AGREEMENTS.

         The Parent and MergerCo shall have performed in all respects all obligations and agreements, and complied in all respects with all covenants, contained in this Agreement, to be performed and complied with by the Parent and MergerCo at or prior to the Closing Date.

         SECTION 10.3 [INTENTIONALLY OMITTED].

         SECTION 10.4 BRING-DOWN CERTIFICATE.

         The Parent shall have furnished the Shareholders with a certificate in the form of EXHIBIT G executed on its behalf by its duly authorized executive officer, dated the Closing Date, to the effect that the Parent has fulfilled the conditions specified Sections 10.1 and 10.2 hereof.

         SECTION 10.5 THE PARENT'S DOCUMENTS.

         The Parent shall have delivered to the Shareholders the following documents which, except for any such documents the form of which is attached as an exhibit hereto, shall be reasonably satisfactory in form and content to the Shareholders and their counsel:

                  (a) GOOD STANDING CERTIFICATES. A good standing certificate with respect to the Parent and MergerCo issued within thirty (30) days preceding the date of Closing by the appropriate official of the state of incorporation of each of the Parent and MergerCo.

                  (b) CERTIFICATE OF INCORPORATION AND BYLAWS. The certificate or articles of incorporation and bylaws or other governing instruments of the Parent and MergerCo, together with a certificate of a duly authorized officer of the Parent and MergerCo in the form of EXHIBIT G dated the Closing Date, certifying as to the accuracy and completeness of such corporate documents.

                  (c) CORPORATE RESOLUTIONS. Copies of resolutions of the Board of Directors each of the Parent and MergerCo, duly certified by the Secretary or an Assistant Secretary of the Parent and MergerCo, as the case may be, in the form of the certificate attached as EXHIBIT G, authorizing the execution, delivery and performance of this Agreement, and all other documents, instruments, and certificates contemplated hereby or thereby to which the Parent and MergerCo, as the case may be, is a party and authorizing the consummation of transactions contemplated hereby.

                  (d) INCUMBENCY CERTIFICATES. An incumbency certificate of the President or any duly authorized Vice President of the Parent and MergerCo who will be executing this Agreement, or any other document, instrument or certificate to be delivered pursuant to the terms hereof or thereof (including the name, title and signature of each such officer) in the form of EXHIBIT G.

         SECTION 10.6 OPINION OF THE PARENT'S COUNSEL.

         The Parent shall provide to HKS and the Shareholders an opinion, dated the Closing Date, of Moore & Van Allen, PLLC, counsel to the Parent and MergerCo, in substantially the form and substance of the form of opinion set forth in EXHIBIT H, and otherwise reasonably satisfactory to counsel for HKS and the Shareholders.

         SECTION 10.7 NO ADVERSE PROCEEDINGS.

         No action, suit or proceeding before any Governmental Authority or other Person shall have been commenced, no investigation by any Governmental Authority shall have been commenced, and no action, suit or proceeding by any Governmental Authority or other Person shall have been threatened, against any of the parties to this Agreement, or HKS relating to the transactions contemplated hereby.

         SECTION 10.8 OTHER ASSURANCES.

         The Parent and MergerCo shall have delivered to the Shareholders such other and further certificates, assurances and documents as the Shareholders may reasonably request in order to evidence the accuracy of the representations and warranties of the Parent and MergerCo, the performance of covenants and agreements to be performed by the Parent and MergerCo pursuant hereto at or prior to the Closing, and the fulfillment of the conditions to the obligations of the Shareholders.

         SECTION 10.9 CONSENTS AND APPROVALS.

         All consents, waivers, authorizations and approvals of any Governmental Authority, domestic or foreign, and of any other Person required in connection with the execution, delivery and performance of this Agreement, shall have been obtained and shall be in full force and effect on the Closing Date.

         SECTION 10.10 DELIVERY OF ESCROW AGREEMENT.

         The Parent shall have entered into the Escrow Agreement.

         SECTION 10.11 DELIVERY OF REGISTRATION RIGHTS AGREEMENT.

         The Parent shall have entered into the Registration Rights Agreement.

                                   ARTICLE XI

                          SURVIVAL AND INDEMNIFICATION

         SECTION 11.1 SURVIVAL.

         The parties hereto agree that their respective representations and warranties, covenants and agreements contained in this Agreement shall survive the Closing for the applicable periods set forth in Section 11.8 hereof.

         SECTION 11.2 INDEMNIFICATION BY THE SHAREHOLDERS.

         Subject to the other provisions of this Article XI, the Shareholders shall indemnify and hold harmless the Parent and the Surviving Corporation from and against any and all Losses suffered or incurred by the Parent and the Surviving Corporation after the Closing as a result of or arising out of:

                  (a) the falsity or incorrectness of or breach of any representation or warranty of the Shareholders in this Agreement or in any schedule, certificate or agreement furnished to the Parent and MergerCo by the Shareholders pursuant to this Agreement (determined without regard for (i) any qualifications relating to materiality or material adverse effect in such representations, warranties, schedules, certificates or agreements, or (ii) with respect to the representations and warranties contained in Section 4.4, any qualifications relating to Knowledge) at the time such representation or warranty was made; or

                  (b) the failure by the Shareholders to perform any covenant or agreement of the Shareholders under this Agreement or under any schedule, certificate or agreement furnished to the Parent or MergerCo by the Shareholders pursuant to this Agreement.

         SECTION 11.3 INDEMNIFICATION BY THE PARENT.

         Subject to the other provisions of this Article XI, the Parent shall indemnify and hold harmless the Shareholders and the Other Holders from and against any and all Losses suffered or incurred by the Shareholders and the Other Holders after the Closing as a result of or arising out of:

                  (a) the falsity or incorrectness of or breach of any representation or warranty of the Parent or MergerCo in this Agreement or in any schedule, certificate or agreement furnished by the Parent or MergerCo pursuant to this Agreement; or

                  (b) the failure by the Parent or MergerCo to perform any covenant or agreement of the Parent or MergerCo under this Agreement or under any schedule, certificate or agreement furnished by the Parent or MergerCo pursuant to this Agreement.

         SECTION 11.4 METHOD OF ASSERTING CLAIMS.

         All claims for indemnification by any Indemnified Party under this
Article XI shall be asserted and resolved as follows:

                  (a) THIRD PARTY CLAIMS. If any claim or demand in respect of which an Indemnified Party might seek indemnity under this Article XI is asserted against such Indemnified Party by a Person other than a Shareholder or Other Holder or the Parent (a "THIRD PARTY CLAIM"), the Indemnified Party shall give written notice (the "THIRD PARTY CLAIM NOTICE") and the details thereof including copies of all relevant pleadings, documents and information to the Indemnifying Party within a period of thirty (30) days following the assertion of the Third Party Claim against the Indemnified Party (the "THIRD PARTY CLAIM NOTICE PERIOD"). If the Indemnified Party fails to provide the Third Party Claim Notice within the Third Party Claim Notice Period, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party within a period of thirty (30) days after receipt of the Third Party Claim Notice by the Indemnifying Party (the "THIRD PARTY CLAIM RESPONSE PERIOD"):

                                 (i) whether the Indemnifying Party disputes its
                  liability to the Indemnified Party under this Article XI with respect to such Third Party Claim; and

                                (ii) whether the Indemnifying Party desires, at
                  its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                  If the Indemnifying Party notifies the Indemnified Party within the Third Party Claim Response Period that the Indemnifying Party does not dispute its indemnity obligations and desires to defend the Indemnified Party against the Third Party Claim, then the Indemnifying Party at its sole cost and expense shall defend, with counsel reasonably satisfactory to the Indemnified Party, such Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted to a final conclusion or will be settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party, which consent shall not be unreasonably withheld). The Indemnified Party will cooperate in such defense at the sole cost and expense of the Indemnifying Party. The Indemnified Party may, at the Indemnifying Party's cost and expense, at any time prior to the Indemnifying Party's delivery of the notice referred to in the last sentence of the preceding paragraph, file any pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests. The Indemnified Party, at its expense, may participate in, but not control, any defense or settlement of any Third Party Claim conducted by the Indemnifying Party pursuant to this Section 11.4(a).

                  If the Indemnifying Party fails to notify the Indemnified Party within the Third Party Claim Response Period that the Indemnifying Party does not dispute its indemnity obligations and desires to defend the Third Party Claim or if the Indemnifying Party gives such notice but fails to prosecute diligently or settle the Third Party Claim, then the Indemnified Party shall defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld). The Indemnifying Party will, at its sole cost and expense, cooperate in such defense. Notwithstanding the foregoing provisions of this paragraph, if the Indemnifying Party is determined not to be liable for such Third Party Claim pursuant to the last paragraph of this Section 11.4(a) and Section 13.12, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense or the Indemnifying Party's participation therein pursuant to this paragraph, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such defense.

                  If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under this Article XI or is determined under
         Section 13.12 to be liable to indemnify the Indemnified Party, the actual Losses as finally determined will be conclusively deemed a liability of the Indemnifying Party under this Article XI, and the Indemnifying Party shall pay the amount of such Losses to the Indemnified Party on demand. If the Indemnifying Party notifies the Indemnified Party within the Third Party Claim Response Period that the Indemnifying Party disputes its liability to the Indemnified Party with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within a period of thirty (30) days from the date of such Notice, such dispute shall be resolved by arbitration in accordance with Section 13.12 hereof.

                  (b) OTHER CLAIMS. In the event any Indemnified Party should have a claim under this Article XI against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall promptly give written notice (the "INDEMNITY NOTICE") and the details thereof, including copies of all relevant information and documents to the Indemnifying Party within a period of thirty (30) days following the discovery of the claim by the Indemnified Party (the "CLAIM NOTICE PERIOD"). If the Indemnified Party fails to give the Indemnity Notice within the Claim Notice Period, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such claim to the extent that the Indemnifying Party demonstrates that it has been prejudiced thereby. The Indemnifying Party will notify the Indemnified Party within a period of thirty (30) days after the receipt of the Indemnify Notice by the Indemnifying Party (the "INDEMNITY RESPONSE PERIOD") whether the Indemnifying Party disputes its liability to the Indemnified Party under this Article XI with respect to such claim. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Indemnity Response Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the actual Losses as finally determined will be conclusively deemed to be a liability of the Indemnifying Party under this Article XI and the Indemnifying Party shall pay the amount of such Losses to the Indemnified Party on demand. If the Indemnifying Party notifies the Indemnified Party within the Indemnity Response Period that the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within a period of thirty (30) days from the date of such notice, such dispute shall be resolved by arbitration in accordance with Section 13.12 hereof.

         SECTION 11.5 CONTINUED LIABILITY FOR INDEMNITY CLAIMS.

         The liability of any Indemnifying Party hereunder with respect to claims hereunder shall continue for so long as any claims for indemnification may be made hereunder pursuant to Section 11.8 hereof and, with respect to any such indemnification claims duly and timely made, thereafter until the Indemnifying Party's liability therefor is finally determined and satisfied.

         SECTION 11.6 LIMITATIONS ON INDEMNIFICATION.

         (a) CERTAIN TYPES OF DAMAGES. Neither the Shareholders nor the Parent shall be required to provide indemnification hereunder for Losses which are indirect or consequential other than those sought to be recovered against an Indemnified Party in a Third Party Claim.

         (b) THRESHOLD AMOUNT FOR THIRD PARTY CLAIMS. No amount of indemnity shall be payable in the case of a claim by an Indemnified Party under Section 11.2(a) unless, until and only to the extent that the Indemnified Party has suffered or incurred Losses aggregating in excess of Two Hundred Thousand Dollars ($200,000) (the "THRESHOLD AMOUNT") as a result of or arising out of the matters described in Section 11.2(a), at which point the Indemnifying Party will be obligated to indemnify the Indemnified Party from and against all such Losses relating back to the first dollar; PROVIDED, HOWEVER, the foregoing limitation shall not apply to (i) any breach of the representations and warranties contained in Sections 4.3, 4.4, 4.7, 4.10(b) (whether any Liabilities as to which such representations and warranties are made were known or unknown when made), 4.14(b), 4.23 or any other matters for which the Employee Shareholders are obligated to indemnify the Parent and HKS pursuant to any other writing executed and delivered in connection with this Agreement, or (ii) any representations or warranties which were knowingly false or knowingly and materially inaccurate when made.

         (c) LIMITATION ON RECOVERY FROM THE SHAREHOLDERS. The Parent and the Shareholders agree that the maximum aggregate amount of Losses for which the Shareholders shall be liable to pay to the Parent or HKS in the case of a claim by the Parent or HKS under Section 11.2(a) shall be the sum of Ten Million Dollars ($10,000,000) (the "MAXIMUM INDEMNITY AMOUNT"), which includes any amounts paid from the Stock Escrow Deposit; PROVIDED, HOWEVER, that the Maximum Indemnity Amount shall not apply and there shall be no limit in the case of a claim by the Parent or HKS under Section 11.2(a) relating to Sections 4.3, 4.4 (except as hereinafter provided), or any representations or warranties which were knowingly false or knowingly and materially inaccurate when made; AND PROVIDED FURTHER, that with respect to any claim by the Parent or HKS under
Section 11.2(a) arising from the falsity or incorrectness of or breach of the representation and warranty contained in the third sentence of Section 4.4(a), the Parent and HKS shall recover any and all amounts relating to such claim from the Stock Escrow Deposit and the Shareholders shall have no liability for any such amounts except pursuant to the Escrow Agreement).

         (d) ESCROW. In the event that the Parent or the Surviving Corporation is entitled to receive any amount from the Shareholders under this Agreement, including any indemnification payment under this Agreement, the Parent or the Surviving Corporation shall first recover all or any portion of such amount from the Stock Escrow Deposit in accordance with the terms of the Escrow Agreement. In the event that the Shareholders become obligated to indemnify the Parent or the Surviving Corporation pursuant to this Article XI, the Stock Escrow Deposit may be used for the timely payment of any cost of defense incurred in connection with any such claim. For purposes of determining the number of shares of Parent Stock held in the Stock Escrow Deposit that are equivalent to the dollar value of payments to which the Parent or the Surviving Corporation is entitled under this Article XI, the Parent Shares will be valued at the average closing price per share of Parent Stock on the Nasdaq National Market measured over the ten
(10) trading-day period ending on the day immediately prior to earlier of the date on which (i) the Parent or the Surviving Corporation receives notice that there is no dispute that the Parent or the Surviving Corporation is entitled to an indemnification payment under this Agreement, or (ii) it is finally determined by arbitration conducted in accordance with Section 13.12 that the Parent is entitled to indemnification hereunder.

         (e) INSURANCE OR THIRD PARTY INDEMNIFICATION. Notwithstanding anything to the contrary herein, an Indemnifying Party shall not be liable for Losses arising out of or in connection with any matter described in this Article XI if and to the extent such Losses (a) are covered by a policy of insurance or benefits from a right to indemnification from a Person not



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

party to this Agreement and payment is made under such policy to the Indemnified Party by the insurer or under such right to indemnification by such Person, as applicable, or (b) result in an actual realized Tax benefit to the Indemnified Party; PROVIDED that to the extent that any Tax benefit is realized in a Tax year other than the year in which the indemnity is paid, the Indemnified Party shall make a payment to the Indemnifying Party in the amount of such realized Tax benefit in the year in which it is realized. For purposes of this Section, an actual realized Tax benefit is an actual reduction in taxes payable or a refund of Taxes previously paid.

         SECTION 11.7 EXCLUSIVE REMEDIES.

         The sole and exclusive remedies for any party hereto with respect to any claim relating to this Agreement or the transactions contemplated hereby and the facts and circumstances relating and pertaining hereto shall be governed by this Agreement (whether any such claim shall be made in contract, breach of warranty, tort or otherwise); PROVIDED, HOWEVER, that the foregoing shall not limit the availability of injunctive and other equitable relief.

         SECTION 11.8 TIME LIMITS ON CLAIMS.

         Notwithstanding anything in this Agreement to the contrary, a claim by any Indemnified Party under this Article XI may be made only:

                  (a) if with respect to the violation of a representation or warranty, within eighteen (18) months following the Closing Date, with the exception of (i) Sections 4.7 and 4.18, with respect to which such representations and warranties shall survive and claims thereon may be made until the expiration of the applicable statute of limitations; and
         (ii) Section 4.3 and 4.4, with respect to which such representations and warranties shall survive without any limitations as to time; and

                  (b) if with respect to the violation of a covenant or agreement, within eighteen (18) months following the last day upon which such covenant or agreement is required to be performed, with the exception of (i) the covenants and agreements contained in Sections 7.1, 7.2, 7.6, 7.7 and 13.12, with respect to which such covenants and agreements shall survive and claims thereon may be made until the expiration of the applicable statute of limitations; and (ii) the indemnification covenants and agreements contained in Article XI and any other written covenant, agreement or understanding between the parties concerning indemnification, with respect to which such covenants, agreements and understandings shall survive for the longest applicable survival period for any representation, warranty, covenant or agreement hereunder or thereunder.

         Notwithstanding anything in this Agreement to the contrary, any claim not made within the foregoing relevant time period shall expire and be forever barred thereafter.



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


                                   ARTICLE XII

                                   TERMINATION

         SECTION 12.1      GROUNDS FOR TERMINATION.

         This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date:

                  (a) by mutual consent of the Parent and the Shareholders; or

                  (b) by the Parent or the Shareholders if the Closing shall not have occurred on or before January 31, 2000; PROVIDED, HOWEVER, the right to terminate this Agreement under this Section 12.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the primary cause of or resulted primarily in, the failure of the Closing to occur on or before such date; or

                  (c) by the Parent or the Shareholders if any court of competent jurisdiction shall have issued an order, decree, or a ruling or taken any other action enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

                  (d) By the Shareholders, if the Parent or MergerCo is in default or breach in any respect under this Agreement and such default or breach is not cured within five (5) days after written notice is given by the Shareholders to the defaulting party.

                  (e) By the Parent if the Shareholders are in default in any respect under this Agreement and such default or breach is not cured within five (5) days after written notification is given by the Parent to the defaulting party.

         SECTION 12.2 EFFECT OF TERMINATION.

         If this Agreement is terminated pursuant to Section 12.1, such termination shall be without liability of any party, or any shareholder, director, officer, employee, agent, consultant or representative of such party, to any other parties to this Agreement; PROVIDED that if such termination shall result from the breach by a party of the representations, warranties or covenants of such party contained in this Agreement, such party shall be liable for any and all Losses sustained or incurred by the other parties to this Agreement.

         SECTION 12.3 TERMINATION FOR BREACH.

         Nothing in this Article XII shall affect the rights which any party hereto might otherwise have to terminate this Agreement as a result of a breach thereof by any other party hereto.



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


                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.1      NOTICES.

         All notices, requests and other communications hereunder shall be in writing and will be deemed to have been duly given and received for purposes of this Agreement (a) when personally delivered, (b) when sent by telefax to a party at the number listed below for such party, (c) two (2) Business Days after the day on which the same has been delivered prepaid to a national courier service or (d) three (3) Business Days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed to the party to whom such notice is to be given at the following address for such party:

         If to the Parent or MergerCo
         (before the Closing):               Red Hat, Inc.
                                             2600 Meridian Parkway
                                             Post Office Box 13588
                                             Research Triangle Park, NC  27713
                                             Attn:    Counsel
                                             Telefax No.:      919-547-0024

         With copies to:                     Moore & Van Allen, PLLC
                                             One Hannover Square, Suite 1700
                                             Post Office Box 26507
                                             Raleigh, NC  27601
                                             Attn:    Martin H. Brinkley, Esq.
                                             Telefax No.:      919-828-4254

         If to the Parent, MergerCo
         or HKS (after the Closing):         Red Hat, Inc.
                                             2600 Meridian Parkway
                                             Post Office Box 13588
                                             Research Triangle Park, NC  27713
                                             Attn:    Counsel
                                             Telefax No.:      919-547-0024

         With copies to:                     Moore & Van Allen, PLLC
                                             One Hannover Square, Suite 1700
                                             Post Office Box 26507
                                             Raleigh, NC  27601
                                             Attn:    Martin H. Brinkley, Esq.
                                             Telefax No.:      919-828-4254

         If to HKS (before the Closing):     2732 Murray Avenue
                                             Pittsburgh, PA  15217
                                             Telefax No.:      412-521-2994

         With copies to:                     Thorp, Reed & Armstrong, LLP
                                             One Riverfront Center
                                             20 Stanwix Street
                                             Pittsburgh, PA  15222-4895
                                             Attn:    Priscilla S. Johnson, Esq.
                                             Telefax No.:      412-394-2555

         If to the Shareholders:             L. Todd Masco
                                             2732 Murray Avenue
                                             Pittsburgh, PA  15217

                                             Lawrence J. Weidman
                                             1252 Murray Hill Avenue
                                             Pittsburgh, PA  15217

         With copies to:                     Thorp, Reed & Armstrong, LLP
                                             One Riverfront Center
                                             20 Stanwix Street
                                             Pittsburgh, PA  15222-4895
                                             Attn:    Priscilla S. Johnson, Esq.
                                             Telefax No.:      412-394-2555

Any party from time to time may change its address, telefax number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         SECTION 13.2 FEES AND EXPENSES.

         The Parent shall pay the expenses of the Shareholders, the Other Holders and HKS in connection with the negotiation and preparation of this Agreement, all documents and instruments contemplated hereby, and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of their respective counsel, accountants, investment bankers and consultants, up to a maximum amount of $50,000.00; the Shareholders and Other Holders shall pay all such expenses to the extent they exceed $50,000.00. The Parent shall pay its own expenses (and those of MergerCo) in connection with the negotiation and preparation of this Agreement, all documents and instruments contemplated hereby and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of its counsel, accountants, investment bankers, and consultants.

         SECTION 13.3 PUBLIC ANNOUNCEMENTS.


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

         Any public announcement or similar publicity with respect to this Agreement or the transaction contemplated hereby will be issued, if at all, at such time and in such manner as the Parent determines.

         Unless consented to by the Parent in advance or required by Law, prior to the Closing the Shareholders shall, and shall cause HKS to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. HKS and the Parent will consult with each other concerning the means by which HKS's employees, customers, and suppliers and others having dealings with HKS will be informed of the transaction contemplated hereby, and will have the right to be present for any such communication.

         SECTION 13.4 TAX CONSEQUENCES.

         Notwithstanding any other provision of this Agreement, the Shareholders acknowledge that they shall be responsible for obtaining such assurances from their advisors regarding the tax consequences to them of the transactions contemplated hereby as they deem appropriate and shall assume the risk of any adverse tax consequences to them relating to the transactions contemplated hereby.

         SECTION 13.5 ENTIRE AGREEMENT.

         This Agreement, and any other agreement, document or instrument executed and delivered in connection with this Agreement which makes specific reference to this Agreement, supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         SECTION 13.6 WAIVER; REMEDIES.

         Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         SECTION 13.7 AMENDMENT.

         This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         SECTION 13.8 BENEFITS AND BINDING EFFECT.

         Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void; provided that the Parent may assign and delegate its rights, interests and obligations hereunder (other than its obligations to issue Parent Stock and enter into this Agreement) to any direct or indirect subsidiary of the Parent upon written notice to all of the parties hereto at or before the Closing Date, in which event the Parent will guarantee the performance of all obligations of the Parent hereunder by such subsidiary. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. No Shareholder or Other Shareholder may assign his, her or its right to receive Additional Consideration to any other person or entity.

         SECTION 13.9 CAPTIONS.

         The captions used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         SECTION 13.10 EXHIBITS AND SCHEDULES.

         All exhibits and schedules referred to in this Agreement, all attachments to exhibits or schedules, and any other attachment to this Agreement are hereby incorporated by reference into this Agreement and hereby are made a part of this Agreement as if set out in full.

         SECTION 13.11 GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the Laws of the State of North Carolina applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         SECTION 13.12 ARBITRATION.

         Any dispute required to be submitted to arbitration pursuant to this Agreement shall be finally and conclusively determined in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "RULES OF ARBITRATION") then in effect by the decision of three (3) arbitrators (the "BOARD OF ARBITRATION") selected in accordance with the Rules of Arbitration. The Board of Arbitration shall meet in the metropolitan Research Triangle Park, North Carolina, area and shall render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the dispute submitted to it. The decision of the Board of Arbitration shall be rendered as soon as practical following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Parent, the Surviving Corporation and the Shareholders. Any decision made by the Board of Arbitration shall be final, binding and conclusive on the Parent, the Surviving Corporation and the Shareholders and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction.

         The Shareholders, the Surviving Corporation and the Parent hereby consent to the jurisdiction of the foregoing Board of Arbitration and to the jurisdiction of any local, state or federal court located in the State of North Carolina for the purpose of enforcing the decision or award of the Board of Arbitration or otherwise. The Shareholders, the Surviving Corporation and the Parent agree that all service of process may be made on any such party by personal delivery or by registered or certified mail addressed to the appropriate party at the address for such party set forth in Section 13.1 hereof. The Shareholders hereby irrevocably appoint L. Todd Masco as their lawful agent in the State of North Carolina to receive and forward on their behalf service of all necessary processes in any action, suit or proceeding arising under this Agreement, the Escrow Agreement, and the Registration Rights Agreement that may be brought against either of the Shareholders or any of the Other Holders in any court (including federal courts) in the State of North Carolina. Such service of process or notice received thereof by the agent will have the same force and effect as if served upon the Shareholders or the Other Holders (or any of them).

         All fees, costs and expenses of the Parent, the Surviving Corporation and the Shareholders in relation to the arbitration, including, but not limited to, attorneys' fees shall be paid by such parties as determined by the Board of Arbitration. Each and every arbitration proceeding commenced pursuant to this
Section 13.12 shall be consolidated with any arbitration proceeding simultaneously or previously commenced under this Section 13.12.

         SECTION 13.13 COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Signature pages exchanged by telecopier shall be fully binding.

         SECTION 13.14 SEVERABILITY.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 13.15 NO THIRD PARTY BENEFICIARY.

         This Agreement shall not confer any rights or remedies upon any Person or entity other than the parties hereto and their respective successors and permitted assigns.

                       [SIGNATURES ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                                            THE SHAREHOLDERS:

                                            /s/ L. Todd Masco          (SEAL)
                                            ---------------------------
                                            L. Todd Masco

                                            /s/ Lawrence J. Weidman    (SEAL)
                                            ---------------------------
                                            Lawrence J. Weidman


                                            HELL'S KITCHEN SYSTEMS, INC.


                                            By: /s/ Lawrence J. Weidman
                                                -----------------------------
                                            Name: Lawrence J. Weidman
                                                 ----------------------------
                                            Title: President
                                                  ---------------------------


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                            THE PARENT:

                                            RED HAT, INC.

                                            By:/s/ Manoj George
                                               ---------------------------------
                                            Name:    Manoj George
                                            Title:   Chief Financial Officer

                                            MERGERCO:

                                            HKS ACQUISITION CO.

                                            By:/s/ David Shumannfang
                                               ---------------------------------
                                            Name:    David Shumannfang
                                            Title:   Secretary



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